UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Atlantic Capital Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Atlantic Capital Bancshares, Inc.

945 East Paces Ferry Road NE, Suite 1600

Atlanta, Georgia 30326

(404) 995‑6050

April 9, 2020

To the Shareholders of Atlantic Capital Bancshares, Inc.:

We are pleased to invite you to the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Atlantic Capital Bancshares, Inc. (the “Company”). The Annual Meeting will be held in virtual format via the Internet at www.meetingcenter.io/238798920 on Thursday, May 21, 2020 at 10:00 a.m., Eastern Daylight Time.

Details of the business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement, each of which we urge you to read carefully. In addition, enclosed are a proxy card and a copy of our Annual Report to Shareholders for the year ended December 31, 2019.

We sincerely hope that you can attend the Annual Meeting. Even if you plan to attend the virtual Annual Meeting, we encourage you to review these proxy materials and vote your shares in advance by Internet, by telephone, or by mail. Instructions regarding Internet and telephone voting, and attending the virtual Annual Meeting, are included on the proxy card. If you choose to submit a proxy by mail, please mark, sign, and date the proxy card and return it in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised as explained in the Proxy Statement. If you attend the virtual Annual Meeting, and desire to vote during the virtual Annual Meeting, please follow the voting instructions at www.meetingcenter.io/238798920.

If you have any questions or need assistance voting your shares, please contact Patrick T. Oakes, the Company’s Executive Vice President, Chief Financial Officer, and Secretary, at (404) 995-6050.

Sincerely,

Douglas L. Williams	Walter M. Deriso, Jr.
President and Chief Executive Officer	Chairman of the Board

Atlantic Capital Bancshares, Inc.

945 East Paces Ferry Road NE, Suite 1600

Atlanta, Georgia 30326

(404) 995‑6050

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2020 AT 10:00 A.M.

The 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Atlantic Capital Bancshares, Inc. (the “Company”) will be held in virtual format via the internet at www.meetingcenter.io/238798920 on Thursday, May 21, 2020 at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1.to elect nine directors of the Company to serve one-year terms expiring at the 2021 annual meeting of shareholders or until their successors are duly elected and qualified;

2.to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment thereof.  The Board of Directors is not aware of any other business to come before the Annual Meeting.

Due to the unprecedented and challenging circumstances presented by the COVID-19 coronavirus outbreak, and in the interest of protecting the health and safety of our shareholders, employees and directors, the Annual Meeting will be held in a virtual only format. We are holding the Annual Meeting in this manner pursuant to an Executive Order issued by the Governor of the State of Georgia permitting corporations organized under Georgia law to conduct meetings of shareholders in virtual format during the Public Health State of Emergency in effect in the State of Georgia. We expect to continue our long tradition of holding in-person annual meetings of shareholders next year.

In order to submit questions or vote at the virtual Annual Meeting:

•

If you are a registered shareholder, the password and your unique control number for accessing the virtual Annual Meeting can be found on the enclosed proxy card.  Please see “Attending and Voting at the Virtual Annual Meeting” on page 2 of the enclosed proxy statement for instructions.

•

If your shares are held in “street name” through a bank, broker or other intermediary, you will need to submit a valid proxy issued by your bank or broker in order to register to participate in and vote at the virtual Annual Meeting.  Please see “Registration Instructions” on page 2 of the enclosed proxy statement for instructions.

We have fixed March 19, 2020 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.  Only holders of record of the Company’s common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

You are cordially invited to attend the virtual Annual Meeting.  Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to review these proxy materials and vote your shares in advance of the Annual Meeting by Internet, telephone, or mail, as described on the enclosed proxy card.  You may also vote your shares at the Annual Meeting by following the instructions at www.meetingcenter.io/238798920.

The Board of Directors recommends that shareholders vote “FOR” each of the director nominees and “FOR” the ratification of the appointment of our independent registered public accounting firm.

You may revoke your proxy at any time prior to or at the Annual Meeting by written notice to the Company, by executing a proxy bearing a later date, or by voting at the virtual Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 21, 2020:  the Company’s Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders are available free of charge at www.envisionreports.com/acbi and on the Company’s Investor Relations website at www.atlanticcapitalbank.com.

By order of the Board of Directors,

Patrick T. Oakes
Executive Vice President, Chief Financial Officer, and Secretary
Atlanta, Georgia
April 9, 2020

April 9, 2020

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2020

The Board of Directors (the “Board of Directors” or “Board”) of Atlantic Capital Bancshares, Inc. (the “Company”) is furnishing you this Proxy Statement to solicit proxies, on its behalf, to be voted at the Company’s 2020 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Thursday, May 21, 2020, at 10:00 a.m., Eastern Daylight Time, virtually via the Internet at www.meetingcenter.io/238798920, and at any adjournment or adjournments thereof.  These proxy materials are first being mailed or made available to shareholders on or about April 9, 2020.

The entire cost of soliciting these proxies will be borne by the Company.  In addition to the delivery of the proxy materials by mail, the Company may request banks, brokers, and other record holders, or a proxy solicitor acting on its behalf, to send proxies and proxy materials to the beneficial owners of the Company’s common stock, including unvested shares of the Company’s restricted stock, and secure their voting instructions and will reimburse them for their reasonable expenses in so doing.  The Company has not engaged a proxy solicitor to solicit proxies from shareholders; however, the Company retains the right to do so if it deems such solicitation necessary.  Furthermore, the Company may also use one or more of its current employees, who will not be specially compensated, to solicit proxies from shareholders in person, by telephone, by e-mail, or by special letter.

The Annual Meeting will be held for the purpose of considering and voting upon the following:

1.to elect nine directors of the Company to serve one-year terms expiring at the 2021 annual meeting of shareholders or until their successors are duly elected and qualified;

2.to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment thereof.  The Board is not aware of any other business to come before the Annual Meeting.

i

ii

GENERAL INFORMATION

Date, Time, and Place

The Company will hold its Annual Meeting virtually via the Internet at www.meetingcenter.io/238798920 at 10:00 a.m., Eastern Daylight Time, on Thursday, May 21, 2020.

Purpose of the Annual Meeting

At the Annual Meeting, the Company’s shareholders will be asked to consider and vote upon the following:

1.to elect nine directors of the Company to serve one-year terms expiring at the 2021 annual meeting of shareholders or until their successors are duly elected and qualified;

2.to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment thereof.  The Board is not aware of any other business to come before the Annual Meeting.

Recommendation of the Board of Directors

The Board has determined that each of the proposals is advisable and in the best interests of the Company and its shareholders and recommends that the Company’s shareholders vote “FOR” each of the director nominees and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Who May Vote

Shareholders of record of Company common stock (“Common Stock”), as of the close of business on March 19, 2020, the record date established by the Company’s Board of Directors, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.  Each share of Common Stock is entitled to one vote on each matter expected to be presented at the Annual Meeting, including the election of directors.  On the record date, there were 21,484,578 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

Voting Methods

If you are the registered holder of your shares, you may vote at the Annual Meeting: (i) by following the instructions at www.meetingcenter.io/238798920, (ii) by mail via your proxy card, (iii) by telephone, or (iv) on the Internet prior to the Annual Meeting. Instructions regarding telephone and Internet voting, and voting during the virtual Annual Meeting, are included on the proxy card. If you choose to submit a proxy by mail, please mark, sign, and date the proxy card and return it in the enclosed postage-paid envelope. If a nominee, such as a bank or broker holds your shares, you will receive voting instructions directly from the bank or broker.

Voting by Proxy

The form of proxy solicited by the Board permits you to specify a choice among “for” all nominees, “for all except” designated nominees, and “withhold” authority to vote for each nominee for election as director, and a choice among “for,” “against,” and “abstain” with respect to the auditor ratification proposal. All shares represented by valid proxies that the Company receives through this solicitation, and that are not revoked, will be voted according to your instructions on the proxy card or as instructed by phone or via the Internet. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations. If other matters properly come before the Annual Meeting, the persons appointed to vote the proxies will vote on these matters in accordance with their best judgment. The proxies also have discretionary authority to vote to adjourn the Annual Meeting, including for the purpose of soliciting proxies to vote in accordance with the Board’s recommendations. The Board has selected Douglas L. Williams, Patrick T. Oakes, and Annette F. Rollins to act as proxies with full power of substitution at the Annual Meeting. Any of them are authorized to vote, on behalf of the Board, all proxies to vote shares of Common Stock at the Annual Meeting or any adjournment thereof granted by shareholders of the Company. The enclosed proxy with respect to the Annual Meeting is solicited by the Board.

Attending and Voting at the Virtual Annual Meeting

Due to the unprecedented and challenging circumstances presented by the COVID-19 coronavirus outbreak, and in the interest of protecting the health and safety of our shareholders, employees and directors, the Annual Meeting will be held in a virtual only format. We are holding the Annual Meeting in this manner pursuant to an Executive Order issued by the Governor of the State of Georgia permitting corporations organized under Georgia law to conduct meetings of shareholders in virtual format during the Public Health State of Emergency in effect in the State of Georgia. We are continuing to monitor the impact of the COVID-19 coronavirus outbreak. If circumstances necessitate a change in the date, time or format of the Annual Meeting, we will announce any such change via a press release, which will be published on our website and filed with the U.S. Securities and Exchange Commission.

If you are a registered shareholder and you have been issued a control number, you will be able to attend the virtual Annual Meeting, vote your shares, and submit your questions by following the instructions at www.meetingcenter.io/238798920.

To participate in and vote at the virtual Annual Meeting, you will need to review the information included on your proxy card or on the instructions that accompanied your proxy materials, including your unique control number. The password for the meeting is ACBI2020.

If you are not a shareholder, or do not have a control number, you will be able to attend the virtual Annual Meeting as a guest by logging on at www.meetingcenter.io/238798920 using the password ACBI2020, but you will not be able to submit questions or vote your shares.

If you hold your shares through an intermediary, such as a bank or broker, and you wish to participate in or vote your shares at the virtual Annual Meeting, you must register in advance. Please see “Registration Instructions” below.

The virtual Annual Meeting will begin promptly at 10:00 a.m., Eastern Daylight Time. You may log in beginning at  9:45 a.m. We encourage you to access the virtual Annual Meeting prior to the start time leaving ample time to confirm that your internet or Wi-Fi connection is sufficient to access the features of the virtual Annual Meeting, and to allow sufficient time to check in. The virtual meeting platform is supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) that have the most updated version of applicable software installed. While there is no fee to attend the virtual Annual Meeting, you may incur data or other fees imposed by your internet or wireless carrier.

Registration Instructions

If you are a registered shareholder (i.e., you hold your shares in certificated form or through our transfer agent, Computershare), you do not need to register to attend the virtual Annual Meeting. Please follow the instructions on the proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must contact your bank or broker to obtain a valid proxy, and then register in advance to attend the virtual Annual Meeting.

To register to attend the virtual Annual Meeting you must submit proof of your proxy power (a proxy granted by your bank or broker) reflecting your ownership of Common Stock along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Daylight Time, on May 18, 2020. You will receive a confirmation of your registration by email after Computershare receives your registration materials. You will also receive a control number. Once you have received confirmation and a control number, please follow the instructions set forth in “Attending and Voting at the Virtual Annual Meeting” above.

Requests for registration should be directed to the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com and indicate “Atlantic Capital Bancshares, Inc. Legal Proxy” in the “Re” line of your email.

By mail:

Computershare

Atlantic Capital Bancshares, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001.

Revocability of Proxies

Even if you execute a proxy, you have the right to revoke it and change your vote by notifying us at any time before your proxy is voted. You may revoke a proxy at any time before the shares are voted, by submitting written notice of revocation to Patrick T. Oakes, the Company’s Secretary; by submitting a proxy by mail, Internet, or telephone, having a later date; or by voting at the virtual Annual Meeting. Unless so revoked, the shares of Common Stock represented by the valid proxies received pursuant to this solicitation will be voted in accordance with the specifications given therein. Attendance at the virtual Annual Meeting, without voting, will not serve to revoke a previously submitted proxy.

Quorum and Vote Necessary for Action

Quorum.  The presence of the holders of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting, present in person (which includes shareholders who have accessed the virtual Annual Meeting and entered their control number) or represented by proxy, is necessary to constitute a quorum.

Broker Non-Votes.  A broker holding shares in “street name” for a beneficial owner has discretion (but is not required) to vote the client’s shares with respect to “routine” matters if the client does not provide voting instructions. The broker, however, is not permitted to vote the client’s shares with respect to “non-routine” matters without voting instructions. A “broker non‑vote” occurs when your broker submits a proxy for your shares but does not vote on a particular proposal because the broker does not have discretionary voting power for that item and has not received instructions from you. Broker non-votes, if any, will be counted for purposes of determining a quorum but will not be treated as votes cast and therefore will have no effect on the vote required for a particular matter.

“Routine” and “Non-routine” Matters.  The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm is considered a “routine” matter under applicable stock exchange rules. Therefore, even if your broker does not receive voting instructions from you, your broker is entitled (but not required) to vote your shares on this proposal. The election of directors is considered a “non-

routine” matter under applicable stock exchange rules, and your broker is not entitled to vote your shares on this proposal without your instructions.

Abstentions and Withheld Votes.  If you abstain from voting or withhold your vote on a particular matter, your vote will be counted for purposes of determining whether a quorum is present but will not be treated as cast either for or against that matter.

Required Vote.  Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, which means that the nine director nominees who receive the greatest number of “for” votes will be elected. You may vote “for,” “for all except” designated nominees, or “withhold” with respect to the election of directors. Ratification of the appointment of our independent registered accounting firm requires the affirmative vote of the majority of the votes cast with respect to this matter at the Annual Meeting. You may vote “for,” “against,” or “abstain” with respect to the ratification of the appointment of our independent registered public accounting firm.

REFERENCES TO OUR WEBSITE ADDRESS

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules.  These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The following table sets forth information with respect to the beneficial ownership of Common Stock as of March 19, 2020 by those persons known to the Company to be the beneficial owners of more than five percent of the Common Stock, based solely on the most recent statements of ownership filed with the Securities and Exchange Commission (the “SEC”) and the information contained in those filings. Percentages are calculated based on 21,484,578 shares outstanding as of March 19, 2020.  The nature of beneficial ownership of the shares included is presented in the notes following the table.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership (1)	Common Stock
T. Rowe Price Associates, Inc. (2)	3,045,698	14.2%
BlackRock, Inc. (3)	1,705,904	7.9%
The Vanguard Group (4)	1,142,726	5.3%

(1)

“Beneficial Ownership” for purposes of this table is determined according to the meaning of applicable securities regulations and based on a review of reports filed with the SEC pursuant to Sections 13(d) and 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)

The information reported is based upon a Schedule 13G/A, which was filed with the SEC on February 14, 2020.  Consists of 701,573 shares of Common Stock in which T. Rowe Price Associates, Inc. (“T. Rowe Price”) has sole voting power and 3,045,698 shares of Common Stock in which T. Rowe Price has sole dispositive power.  The Schedule 13G/A further states that the ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which T. Rowe Price serves as investment adviser.  Any and all discretionary authority that has been delegated to T. Rowe Price may be revoked in whole or in part at any time.  The address of T. Rowe Price is 100 E. Pratt Street, Baltimore, MD 21202.

(3)

The information reported is based upon a Schedule 13G/A, which was filed with the SEC on February 5, 2020.  Consists of 1,658,524 shares of Common Stock in which BlackRock, Inc. (“BlackRock”) has sole voting power and 1,705,904 shares of Common Stock in which BlackRock has sole dispositive power.  According to the Schedule 13G filed by BlackRock, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares, and no one person's interest in our Common Stock was more than 5% of the total outstanding. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(4)

The information reported is based upon a Schedule 13G, which was filed with the SEC on February 11, 2020. Consists of 23,714 shares of Common Stock in which The Vanguard Group (“Vanguard”) has sole voting power, 1,113,112 shares of Common Stock in which Vanguard has sole dispositive power, 9,500 shares of Common Stock in which Vanguard has shared voting power, and 29,614 shares of Common Stock in which Vanguard has shared dispositive power. According to the Schedule 13G filed by Vanguard, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 20,114 shares of Common Stock as a result of its serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of

Vanguard, is the beneficial owner of 13,100 shares of Common Stock as a result of its serving as investment manager of Australian investment offerings. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355

Directors and Executive Officers

The following table sets forth information with respect to the beneficial ownership of Common Stock as of March 19, 2020 by all current directors, the named executive officers as identified in the Summary Compensation Table included in this Proxy Statement (the “Named Executive Officers”), and all current directors and executive officers of the Company as a group.  Except as otherwise indicated, the persons named in the table have sole voting and investment power over the shares included in the table.

	Amount and Nature of Beneficial		Percent of Common
Name of Beneficial Owner	Ownership (1)		Stock (1)
Douglas L. Williams	278,728	(2)	1.3%
Patrick T. Oakes	64,647	(3)	*
Richard A. Oglesby, Jr.	63,010	(4)	*
Walter M. Deriso, Jr.	175,363	(5)	*
Shantella E. Cooper	1,795	(6)	*
Henchy R. Enden	7,245	(7)	*
James H. Graves	34,143	(8)	*
Douglas J. Hertz	51,989	(9)	*
Thomas M. Holder	25,251	(10)	*
R. Charles Shufeldt	21,479	(11)	*
Lizanne Thomas	5,114	(12)	*
Marietta Edmunds Zakas	16,989	(13)	*
All current directors and executive officers as a group (16 persons)	912,052	(14)	4.2%

*Less than 1% of the outstanding shares of Common Stock.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares shown as beneficially owned.  Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 19, 2020 are deemed outstanding for computing the shares and percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person or entity.  Except as otherwise indicated, the persons or entities listed in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.  Applicable percentage of ownership is based upon 21,484,578 shares of our Common Stock outstanding on March 19, 2020.

(2)	Includes 50,000 shares of Common Stock issuable with respect to options presently exercisable.
(3)	Includes 40,000 shares of Common Stock issuable with respect to options presently exercisable and 7,000 shares of restricted stock.
(4)

Includes 12,500 shares of Common Stock with respect to which Mr. Oglesby shares voting and dispositive power with his spouse and 12,500 shares of Common Stock issuable with respect to options presently exercisable.

(5)	Includes 1,477 shares of restricted stock.
(6)	Includes 1,477 shares of restricted stock.

(7)	Includes 1,477 shares of restricted stock.
(8)

Includes 1,477 shares of restricted stock, 15,000 shares of Common Stock owned by Mr. Graves’ spouse, and 16,000 shares of Common Stock owned by Erwin, Graves and Associates, LP with respect to which Mr. Graves has dispositive and voting control.

(9)

Includes 5,000 shares of Common Stock issuable with respect to options presently exercisable, 1,477 shares of restricted stock, and 34,575 shares of Common Stock held by the Douglas J. Hertz Family Foundation with respect to which Mr. Hertz has dispositive and voting control.

(10)	Includes 251 shares of restricted stock and 25,000 shares owned by Holder Atlanta, LLC with respect to which Mr. Holder has dispositive and voting control.
(11)	Includes 5,000 shares of Common Stock issuable with respect to options presently exercisable and 1,477 shares of restricted stock.
(12)	Includes 1,477 shares of restricted stock.
(13)	Includes 5,000 shares of Common Stock issuable with respect to options presently exercisable and 1,477 shares of restricted stock.
(14)

Consists of shares of Common Stock beneficially owned by all current directors and executive officers.  Includes 138,500 shares of Common Stock issuable with respect to options presently exercisable and 51,619 shares of restricted stock.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Bylaws provide that the Board of Directors will consist of at least five but not more than twenty-five members. The exact number of directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders by the affirmative vote of a majority of all the outstanding shares of Common Stock entitled to vote in an election of directors, or by the Board by the affirmative vote of a majority of the directors then in office.

The number of directors is currently fixed at ten, with all directors currently serving terms expiring at the Annual Meeting. The Board of Directors reduced the number of directors to nine, effective as of the date of the Annual Meeting, to eliminate the vacancy created by Mr. Shufeldt’s retirement. Each director also currently serves as a director of Atlantic Capital Bank, the Company’s wholly-owned banking subsidiary (the “Bank”).

The Board of Directors, upon recommendation of the Governance and Nominating Committee, has nominated Walter M. Deriso, Jr., Shantella E. Cooper, Henchy R. Enden, James H. Graves, Douglas J. Hertz, Thomas M. Holder, Lizanne Thomas, Douglas L. Williams, and Marietta Edmunds Zakas, all of whom currently are directors of the Company and whose terms expire at the Annual Meeting, for election by the shareholders. Upon election, each such nominee will serve until the 2021 annual meeting of shareholders or until his or her earlier resignation or retirement or until a successor is elected and qualified. Although the Board expects that each of the nominees will be available for election, if a vacancy in the slate of nominees is caused by death, resignation, or any other unexpected occurrence, the persons named as proxies in the accompanying form of proxy may vote for a substitute nominee proposed by the Board.

Proxies may not be voted for a number of persons greater than the number of nominees.

The Board of Directors recommends a vote “FOR” each of Walter M. Deriso, Jr., Shantella E. Cooper, Henchy R. Enden, James H. Graves, Douglas J. Hertz, Thomas M. Holder, Lizanne Thomas, Douglas L. Williams, and Marietta Edmunds Zakas for election as directors of the Company.

Properly submitted proxies will be voted “FOR” election of each of the nominees unless otherwise specified.

DIRECTORS AND EXECUTIVE OFFICERS

This section provides information regarding the current directors and executive officers of the Company. Each of the current directors of the Company is also a current director of the Bank. Directors of the Company serve for a term of one year and are elected at the Company’s annual meeting of shareholders, and directors of the Bank serve for a term of one year and are elected by the Company, as the Bank’s sole shareholder, each year at the Bank’s annual meeting of shareholders.

Pursuant to a Stock Purchase Agreement by and between First Security Group, Inc. (“First Security”) and the investors named therein, which was assumed by the Company in connection with the acquisition of First Security in November 2015, MFP Partners, L.P. has the right to designate one nominee for election to the Board. MFP Partners, L.P. has designated Henchy R. Enden as a nominee for election at the Annual Meeting.

The following biographical information for our director nominees and executive officers discloses each person’s age as of April 9, 2020, business experience, and other directorships held during the past five years. For our director nominees, it also includes the experiences, qualifications, attributes, and skills that caused the Governance and Nominating Committee and the Board to determine that the individual should serve as a director for the Company, and the year that each individual was first elected to the Board or the Board of Directors of the Bank. Unless otherwise specified, each individual has held his or her current position for at least five years. The Company’s officers are appointed or elected by the Board and hold office at the discretion of the Board

Information About Our Board of Directors

Walter M. “Sonny” Deriso, Jr. (73) — Mr. Deriso has been Chairman and a director of the Company since October 2006. Mr. Deriso served as the Company’s Executive Chairman from October 2006 to June 2013 and has served as the non-executive Chairman since June 2013. From 1997 to February 2005, Mr. Deriso served as Vice Chairman of Synovus Financial Corp., a diversified financial services company, in Columbus, Georgia, where he was responsible for Synovus Financial Management Services, including Synovus Securities, Inc., Synovus Trust Company, Synovus Insurance Company, Inc., and Private Client Services and 14 Synovus banks. From 1997 to 2005, he served as a member of the board of directors of Synovus Financial Corp, as Chairman of the board of Synovus Trust Company, as Chairman of Synovus Insurance Services, Inc. of Georgia, Alabama, and South Carolina, and as Chairman of the Synovus Leadership Institute. From 1997 to 2006, Mr. Deriso served as Chairman of the board of Security Bank and Trust Company of Albany, a Synovus bank. He served on the board of directors of Post Properties from 2004 through 2016. He is currently an emeritus member of the board of trustees of Emory University, Chairman of the board of directors of the Georgia Regional Transportation Authority, immediate past Chairman of the board of directors of the Georgia Chamber of Commerce, currently on the Executive Committee of the Georgia Chamber of Commerce and Chairman of the board of curators of the Georgia Historical Society. The Board believes that Mr. Deriso’s strong leadership and deep institutional knowledge and perspective regarding the Company’s strengths, weaknesses, and opportunities qualify him to serve on the Board.

Shantella E. “Shan” Cooper (52) — Ms. Cooper has been a director of the Company since January 2019. She has served as the Executive Director for the Atlanta Committee for Progress since January 2019, where she provides leadership on key issues relating to economic growth and inclusion in Atlanta. From February 2016 to May 2018, Ms. Cooper served as the Chief Transformation Officer for WestRock Company, a corrugated package company in Norcross, Georgia, where she was responsible for leading the company's efforts to develop processes and capabilities needed for growth. From January 2011 to February 2016, Ms. Cooper served as the vice president and general manager of Lockheed Martin Aeronautics Company. She has served on the Georgia Power Company (NYSE) board of directors since February 2017 and currently serves on the board of directors for The Girl Scouts of Greater Atlanta and the board of trustees of both Emory University, where she serves as the Chair of the Audit Committee, and the Woodruff Arts Center. Ms. Cooper is also on the board for the Technical College System of Georgia and other civic organizations in Atlanta. She earned a bachelor’s degree in biology and religion from Emory University and a master’s of business administration from the Roberto Goizueta Business School of Emory University. She is also a graduate of the Rutgers University Executive Masters in Global Human Resource Leadership Program. The Board believes that Ms. Cooper's in-depth knowledge of business operations and strategy, together with her experience in leadership, economic growth, risk management and community affairs qualify her to serve on the Board.

Henchy R. Enden (47) —  Ms. Enden has been a director of the Company since 2015 and served as a director of First Security from 2013 until 2015. Ms. Enden is an Equity Analyst for MFP Investors LLC, an investment management company based in New York, a position she has held since May 2004. She previously served as a director of Bridgeview Bancorp, a $1.1 billion bank in Chicago, Illinois, from July 2015 until May 2019. Ms. Enden also served as director of West Coast Bancorp, a $2.4 billion community bank in Lake Oswego, Oregon, from January 2012 until April 2013, when West Coast was purchased by Columbia Banking System, Inc. She holds a B.S. degree from Touro College and an MBA from Columbia University Graduate School of Business. The Board believes Ms. Enden’s experience as an analyst as well as prior service on bank boards and her service on the First Security board of directors qualify her to serve on the Board.

James H. Graves (71) —  Mr. Graves has been a director of the Company since September 2017. Mr. Graves has served as Managing Director and Partner of Erwin, Graves & Jones, LP, a management consulting firm located in Dallas, Texas, since January 2001. Mr. Graves also served as Executive Vice President of Financial Strategy for DeviceFidelity Inc., a financial services technology company, from March 2008 through September 2012. Mr. Graves served as a director, Vice Chairman of the board of directors and Chief Operating Officer of Detwiler, Mitchell & Co., a Boston-based securities research firm, from June 2002 until June 2006. Prior to that, Mr. Graves held various positions, including Chief Operating Officer, with J.C. Bradford & Company, a Nashville-based securities firm. He also worked for Dean Witter Reynolds, Inc. as the head of the energy group and later as head of the industry investment banking groups in New York. Mr. Graves served as a director of Tristate Capital Holdings from 2011 to 2015. Mr. Graves currently serves as a director at Hallmark Financial Services, Inc., where he has served since 1995, and First Cash, Inc., where he has served as a director since 1996. Mr. Graves also serves as a director of various privately-held companies, including BankCap Opportunity Fund, LP and a healthcare technology company. The Board believes that Mr. Graves’ significant experience in the financial services sector, as well as his experience with financial reporting and accounting, qualify him to serve on the Board.

Douglas J. Hertz (67) — Mr. Hertz has been a director of the Company since March 2011. Mr. Hertz began his professional career with KPMG LLP, in New Orleans, in the accounting and consulting services area. Upon returning to Atlanta, he joined United Distributors, Inc., a privately held beverage distributor, and became its President and Chief Executive Officer in 1984. In January 2010, Mr. Hertz transitioned to Chief Executive Officer and Chairman of United Distributors, Inc. In addition, Mr. Hertz is Chairman of Camp Twin Lakes, a camping facility designed for chronically ill and disadvantaged children that he founded in 1989. He sits on the boards of Georgia Power Company, Georgia Ports Authority, Georgia Research Alliance, Woodruff Arts Center, and other civic organizations in Atlanta. Mr. Hertz serves as a trustee of the Holly Lane Foundation and the Marcus Foundation. Mr. Hertz is Chair of the board of Tulane University and is the immediate Past Chair of the board of Atlanta Committee for Progress and Children’s Healthcare of Atlanta. The Board believes that Mr. Hertz’s oversight and risk management experience, in addition to his knowledge of and experience in financial reporting and accounting, qualify him to serve on the Board.

Thomas “Tommy” M. Holder (63) — Mr. Holder has been a director of the Company since March 2020.  He has served as the CEO of Holder Construction Company since 1989 and as CEO and chairman since 1997 after serving in various positions in operations and management since 1976. A native of Atlanta and an active member in the community, Mr. Holder serves as board chair of Children’s Healthcare of Atlanta and is chair of the Facilities Committee of the Woodruff Arts Center. He has served on the Georgia Power Company (NYSE) board of directors since May 2019. In addition, he is a board member of the Westside Future Fund, the Metro Atlanta Chamber of Commerce, the Georgia Research Alliance, the Georgia Tech Foundation and the Georgia Historical Society. He is also a member of the Rotary Club of Atlanta. The Board believes that Mr. Holder’s knowledge of business operations and strategy, his experience managing an organization with a national presence, and his understanding of the Atlanta business community, particularly the construction and real estate development industries, together with his extensive involvement in economic growth and community affairs, qualify him to serve on the Board.

Lizanne Thomas (62) — Ms. Thomas has been a director of the Company since November 2015. Ms. Thomas serves as the Partner-in-Charge of the Southeastern Region of Jones Day and has been practicing corporate law since 1982. She heads Jones Day’s global corporate governance team. Ms. Thomas regularly advises clients with respect to corporate governance, including takeover preparedness and shareholder activism, public and private mergers and acquisitions, internal investigations, corporate and securities compliance, and disclosure and fiduciary issues. Ms. Thomas has served on the board of directors American Software, Inc. (NYSE) since May 2019. Ms. Thomas also served on the board of directors of Krispy Kreme Doughnuts, Inc. (NYSE) from October 2004 to July 2016, served on its Audit Committee and as Chair of its Nominating and Corporate Governance Committee, and served on the board of directors of Popeyes Louisiana Kitchen Inc. (NYSE) from October 2015 through March 2017. Ms. Thomas’ background as a legal adviser to public companies for 38 years provides the Board with extensive corporate governance, securities regulation, and financial and risk management experience. Her experience leading the Southeastern Region of Jones Day gives her valuable experience in managing operations and profit and loss responsibility. Ms. Thomas also provides governance, audit, and community-service skills and experience gained through her current service as Trustee of Washington & Lee University, and as Trustee of the Georgia Research Alliance, where she serves as a member and as Chair of the respective Audit Committees. The Board believes that her strong corporate governance experience qualifies her to serve on the Board.

Douglas L. Williams (62) —  Mr. Williams has been Chief Executive Officer and a director of the Company since October 2006 and served as President from 2006 until November 2015. He was reappointed as President effective December 22, 2017 in connection with the resignation of D. Michael Kramer from that position. Mr. Williams has over 38 years of banking, capital markets, and management experience. From 1980 until 2006, Mr. Williams was with Wachovia Corporation (“Wachovia”), a diversified financial services company, where he served in a variety of banking assignments. From 2003 until 2006, Mr. Williams was Managing Director and Head of the International Corporate Finance Group, with responsibility for Wachovia’s investment banking and corporate finance activities with corporations based in Europe, Asia, and Latin America. From 2001 until 2004, he served as Executive Vice President and Head of the Global Corporate Banking Division, which was comprised of over 300 banking professionals, managing corporate banking relationships within 12 specialized industry groups and four global regions. From 2000 until 2001, when Wachovia merged with First Union, Mr. Williams was Chief Risk Officer for all corporate, institutional, and wholesale banking activities. Mr. Williams’ prior assignments at Wachovia included a variety of corporate relationship management and risk management officer positions. Mr. Williams serves on the boards of directors of the Metro Atlanta Chamber of Commerce, the Georgia Chamber of Commerce, and The Good Samaritan Health Clinic and is a member of the Buckhead Coalition. He formerly served as Chairman of the Community Depository Institutions Advisory Council of the Sixth Federal Reserve District and on the boards of directors of the High Museum of Art and the YMCA of Metropolitan Atlanta. The Board believes that Mr. Williams’ strong leadership as President and Chief Executive Officer, executive experience, deep institutional knowledge, and perspective regarding the Company’s strengths, weaknesses, and opportunities qualify him to serve on the Board.

Marietta Edmunds Zakas (61) —  Ms. Zakas has been a director of the Company since March 2011. Ms. Zakas has been Executive Vice President and Chief Financial Officer at Mueller Water Products, Inc. since January 2018. Prior to that, she was Senior Vice President of Strategy, Corporate Development, and Communications as well as interim head of Human Resources at Mueller Water Products, where she has been since 2006. Prior to joining Mueller Water Products, she served in various positions at Russell Corporation from 2001 to 2006, culminating in her role as Corporate Vice President, Chief of Staff, Business Development, and Treasurer. Ms. Zakas is a Trustee Emerita at Randolph College and serves on the board of the Atlanta Area Council, Boy Scouts of America. She has also served on the boards of Randolph-Macon Woman’s College (now Randolph College), The Westminster Schools, Berkeley Divinity School of Yale University, and Georgia Trust. Ms. Zakas earned a B.A. from Randolph-Macon Woman’s College, a J.D. from the University of Virginia School of Law, and an MBA from the University of Virginia Darden School of Business. The Board believes that

Ms. Zakas’ in-depth knowledge of business operations and strategy, together with her broad experience related to financial and corporate governance matters, qualify her to serve on the Board.

Information About Current Director Not Standing for Reelection

R. Charles Shufeldt (69) — Mr. Shufeldt has been a director of the Company since January 2011. Since January 2019, he has been a part-time consultant of Brown Brothers Harriman & Company (“BBH”), where he has served as a senior advisor since 2010. From October 2014 to January 2019, Mr. Shufeldt was a full-time employee of BBH. Mr. Shufeldt started his career more than three decades ago at BBH in New York. He moved to Atlanta in 1984, where he joined the predecessor of SunTrust Bank. During Mr. Shufeldt’s 24-year career at SunTrust he held senior positions in corporate banking, capital markets, and investment banking, and prior to his retirement in 2008 was an Executive Vice President of the holding company and CEO of SunTrust Robinson Humphrey. Mr. Shufeldt has served on numerous boards of private companies and currently serves on the boards of Prime Revenue and Frapag US. Mr. Shufeldt remains active in the Atlanta community and has served on the boards of numerous community organizations in the past and is currently the Chairman of the board of The PATH Foundation. The Board believes that Mr. Shufeldt’s strong experience in the financial services sector, institutional knowledge, and leadership attributes qualify him to serve on the Board. On March 4, 2020, Mr. Shufeldt notified the Board of Directors of his intention to retire, effective as of the date of the Annual Meeting.

Information About Our Executive Officers

Douglas L. Williams — Information regarding Mr. Williams, President and Chief Executive Officer, is included in the director profiles set forth above.

Patrick T. Oakes (51) —  Mr. Oakes has served as Executive Vice President, Chief Financial Officer and Secretary of the Company and the Bank since October 2015. In addition, Mr. Oakes served as Treasurer of the Company from 2015 to March, 2020. Mr. Oakes served as Executive Vice President and Chief Financial Officer of Square 1 Financial Inc. (“Square 1”) from August 2012 to October 2015. Prior to his employment with Square 1, he served as Executive Vice President and Chief Financial Officer of Encore Bancshares, Inc. from 2011 to 2012 and Senior Vice President and Treasurer of Sterling Bancshares, Inc. from 2003 to 2011. Mr. Oakes is a Chartered Financial Analyst. He received his undergraduate degree from Texas A&M University, and his MBA from Richmond, The American International University in London.

Robert R. Bugbee, II (54) —  Mr. Bugbee has served as Executive Vice President and Chief Credit Officer of the Bank and the Company since October 2017. Mr. Bugbee is responsible for overseeing credit, market and operating risks with the Bank. He joined Atlantic Capital in November 2006 and served as Senior Vice President and Senior Credit Officer, working primarily with the Bank’s corporate and commercial banking groups, until October 2017. Prior to joining the Company, Mr. Bugbee worked for SunTrust Bank for 19 years. He served as a director within SunTrust’s Corporate and Investment Banking group, working with several different diverse credit portfolios. Previously, he managed SunTrust Bank’s Credit Department and was involved in commercial lending in the Atlanta market. Before moving to Atlanta in 1994, he held various client management and risk management positions in SunTrust’s commercial lending group in South Florida. Mr. Bugbee received his undergraduate degree in Economics from Cornell University and his MBA in Finance from Georgia State University.

Gary G. Fleming, Jr. (49) —  Mr. Fleming has served as Executive Vice President and Chief Risk Officer of the Bank and the Company since October 2017. Mr. Fleming is responsible for all credit, market, operating and compliance risks with the Bank. From 2007 to 2017, he served as a Senior Vice President in Credit and Risk Management. Prior to joining Atlantic Capital in 2007, Mr. Fleming worked for Wachovia Bank for 15 years. He served as a Director within the Corporate and Investment Banking group’s Risk Management team. In that role, he supported the Capital Finance Division, overseeing credit risk activities for all trade receivables securitization business and several asset-based lending offices. Previously, Mr. Fleming was a Senior Risk Manager in Wachovia’s Capital Markets Division, supporting the bank’s private equity and venture lending businesses, as well as its investment banking and cross-border leasing activities. Before moving to Atlanta in 1997, he held various client management and risk management positions in Wachovia’s middle market commercial group in North Carolina. He is a graduate of Dartmouth College where he earned his bachelor’s degree in Government.

Richard A. Oglesby, Jr. (55) —  Mr. Oglesby has served as President, Atlanta Division (including service as Executive Vice President, General Banking Division Executive) of the Bank and the Company with responsibility for all Commercial and Private Banking, Commercial Real Estate Finance, Not-for-profit and Small Business Banking, and Regional Corporate Banking of the Bank and the Company since October 2017. He previously served as Executive Vice President and Chief Credit and Risk Management Officer from the Company’s inception in 2006 to October 2017. Prior to joining the Company, he worked in Atlanta for Wachovia Bank for 20 years. After starting in the management associate program, Mr. Oglesby’s career included experience in retail banking, business banking, as well as positions in a broad variety of risk management functions. Prior to Wachovia’s merger with First Union, Mr. Oglesby was the Head of Risk Management for all of Wachovia’s Capital Markets businesses. After the merger in 2001, he served as a Managing Director within the Corporate and Investment Banking Group’s Risk Management team. Later, he served as the Chief Credit Officer of the Capital Finance Division, which included asset-based lending and equipment finance activities, as well as First Union Rail. Additionally, Mr. Oglesby served as the Senior Risk Officer for the Private Equity Business within the Investment Bank. Mr. Oglesby is a member of the Board of Trustees at Children’s Literature for Children and has served as a Trustee at both Agnes Scott College and Columbia Theological Seminary. He graduated from Vanderbilt University in Nashville, Tennessee with a B.A. in Economics.

Annette F. Rollins (61) —  Ms. Rollins joined the Company in July 2017 and serves as Executive Vice President and Chief Human Resources Officer of the Bank and the Company. Ms. Rollins leads all talent management activities within the Company, including executive coaching, talent acquisition, total rewards, learning and development, performance management and employee relations. Prior to joining the Company, Ms. Rollins served as Executive Vice President and Chief Human Resources Officer of BNC Bancorp and Bank of North Carolina from October 2012 until June 2017. From January 2002 until September 2012, Ms. Rollins was Executive Vice President and Human Resources Director at First Citizens Bank and Trust. Ms. Rollins also held various Human Resources leadership positions at Wachovia Bank from September 1987 until January 2002. Ms. Rollins obtained her undergraduate degree from Southern Wesleyan University and is certified as a Senior Professional in Human Resources and as a SHRM-Senior Certified Professional. Ms. Rollins is a native of Georgia.

Kurt A. Shreiner (56) —  Mr. Shreiner has served as President, Corporate Financial Services Division (including service as Executive Vice President, Corporate Financial Services Division Executive) with responsibility for SBA Lending, Franchise Finance, Treasury Management Services, Payments and FinTech Banking, Product Management and Financial Institutions since October 2017. Mr. Shreiner has previously served as Executive Vice President for the Corporate Financial Services Group and Operations/Technology of the Company from September 2016 to October 2017. He joined the Bank and the Company in 2006 as an Executive Vice President and has 34 years of experience in client and credit management with a diverse international and domestic background. From 2002 to 2005, Mr. Shreiner served in Atlanta as the Managing Director and Group Head for Wachovia Securities’ Continental European Group with oversight for offices in Paris and Frankfurt. Prior to that, Mr. Shreiner led the bank’s London branch. Mr. Shreiner is a member of Fiserv’s Commercial Payments Advisory Board and was an executive in residence at Juniata College in Pennsylvania. Mr. Shreiner is a graduate of Washington and Lee University at Lexington, Virginia.

CORPORATE GOVERNANCE MATTERS

Director Independence

The Board determines which of our directors is independent. For a director to be considered independent under NASDAQ listing standards, the Board must, from time to time, affirmatively determine that the director meets the criteria for independence set forth in the NASDAQ listing standards.

The Board has evaluated the relationships between each nominee for director and individual serving as a director during 2019 (and his or her immediate family members and related interests) and the Company or the Bank, including the relationships described under “Certain Relationships and Related Person Transactions” below, and has determined each of the following directors that served on our Board during fiscal year 2019 is independent under the applicable NASDAQ listing standards:  Walter M. “Sonny” Deriso, Jr., Shantella E. Cooper, Henchy R. Enden, James H. Graves, Douglas J. Hertz, R. Charles Shufeldt, Lizanne Thomas, and Marietta Edmunds Zakas. In addition, the Board has determined that Thomas M. Holder is independent under applicable NASDAQ listing standards. Former director Larry D. Mauldin was determined to be independent under applicable NASDAQ listing standards prior to his term expiring at the 2019 annual meeting of shareholders.

The Board has determined that Douglas L. Williams, who serves as President and Chief Executive Officer, is not independent due to his employment as an executive officer of the Company. The independent directors previously designated R. Charles Shufeldt as the Lead Independent Director, in accordance with the Company’s Corporate Governance Guidelines. The independent directors have designated Douglas J. Hertz as the Lead Independent Director, effective as of the date of the Annual Meeting, in accordance with the Company’s Corporate Governance Guidelines. The role of the Lead Independent Director is described further under the heading “Board Leadership Structure.”

Board Meetings and Director Attendance

The Board of Directors held six regular meetings and three special meetings during 2019.  Each director attended at least 75% of the aggregate number of meetings of the Board and all committees of the Board on which he or she served during the time in which he or she was a director and committee member, as applicable.

Director Attendance at Annual Meeting

The Company believes that the Annual Meeting is an opportunity for shareholders to communicate directly with the Company’s directors.  Consequently, although the Company does not have a formal policy regarding director attendance at annual meetings of shareholders, each director is encouraged and expected to attend the 2020 Annual Meeting.  Each of our directors who was then in office attended our 2019 annual meeting of shareholders.

Company Address

Any requests for copies of documents referenced in this proxy statement or any other shareholder communications should be submitted in writing as follows:

Atlantic Capital Bancshares, Inc.

945 East Paces Ferry Road NE, Suite 1600

Atlanta, GA 30326

Attention:  Secretary

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee, Governance and Nominating Committee, and Executive Committee each of which operates under a written charter.  The charters of the Audit Committee, Compensation Committee, and Governance and Nominating Committee are available on the Company’s website at www.atlanticcapitalbank.com, by clicking the “Investor Relations” link, then the “Corporate Information” tab, and then “Governance Documents.” Current membership of the committees are as follows:

Governance and
Director	Audit	Compensation	Nominating	Executive
Walter M. Deriso, Jr.			X	Chair
Shantella E. Cooper	X	X
Henchy R. Enden	X
James H. Graves	X
Douglas J. Hertz		Chair		X
Thomas M. Holder		X	X
R. Charles Shufeldt	X		X	X
Lizanne Thomas		X	Chair	X
Douglas L. Williams				X
Marietta Edmunds Zakas	Chair			X

Chair = Chairperson                                 X = Member

The following is a brief description of each committee of the Board of Directors.

Audit Committee:  The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial reporting and internal controls, and the qualifications, independence, and performance of the Company’s independent accounting firm, internal audit functions, and compliance with legal and regulatory requirements. In addition, the Audit Committee assists in identifying and managing the risks faced by the Company and is responsible for the appointment, compensation, and oversight of the independent auditors and review of the Company’s financial statements, audit reports, internal controls, and internal audit procedures. The Audit Committee carries out all other tasks and responsibilities as more fully described in the Audit Committee Charter. The Audit Committee is a separately designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act. Each member of the Audit Committee has been determined to be an independent director in accordance with the independence standards of the SEC and NASDAQ applicable to audit committees. The Board has determined that three members of the Audit Committee, Marietta Edmunds Zakas, James H. Graves, and R. Charles Shufeldt, each qualify as an “audit committee financial expert” as defined in SEC rules and regulations. The Audit Committee met eight times during 2019.

Compensation Committee:  The Compensation Committee is appointed by the Board to assist in overseeing and reviewing information from management regarding compensation and human capital issues within the Company. The Compensation Committee is responsible for designing the Company’s executive compensation program to link the economic interests of the Company’s shareholders and those of the Company’s executive officers, approving the elements of compensation for the CEO and other executive officers, approving employment agreements, severance agreements, and change in control agreements for certain executive/senior officers, periodically evaluating and overseeing the administration of the short-term and long-term compensation and benefit plans of the Company, periodically evaluating the methodology for awarding equity-based and other incentive compensation to all non-executive employees, and carrying out other compensation‑related responsibilities, as more fully described in the Compensation Committee Charter. Each member of the Compensation Committee has been determined to be (i) an independent director in accordance with the independence standards of NASDAQ applicable to compensation committees, (ii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and

(iii) a “non-employee director” under applicable SEC regulations. The Compensation Committee met four times during 2019.

Governance and Nominating Committee:  The Governance and Nominating Committee develops and reviews policies on the appropriate size, composition, and qualification criteria for members of the Board to establish appropriate expertise and diversity among its members, ensure compliance with director independence requirements, and manage the risks associated with conflicts of interest. In addition, the Governance and Nominating Committee evaluates, approves, and recommends for Board consideration candidates for election as directors and receives, reviews, and evaluates suggestions concerning possible candidates for election to the Board, including self-nominations, nominations from shareholders and other third-party nominations. The Governance and Nominating Committee develops and recommends to the Board a set of corporate governance, conflicts of interest, and business ethics policies, principles, codes of conduct and guidelines for the Company and its directors, officers, and employees in addition to other responsibilities as more fully described in the Governance and Nominating Committee Charter.

Pursuant to its charter, the Governance and Nominating Committee periodically reviews the Company’s corporate governance matters, including criteria for the selection of Board members to ensure that the criteria, including diversity, are being addressed appropriately and conducts an annual assessment of its performance and of the charter and recommends changes to the Board when necessary. Each member of the Governance and Nominating Committee has been determined to be an independent director, in accordance with the independence standards of NASDAQ. The Governance and Nominating Committee met one time in 2019.

The Governance and Nominating Committee will consider a recommendation of a candidate for director by a shareholder. A candidate must be highly qualified, according to the criteria and requirements set forth by the Board, and be both willing to serve and expressly interested in serving on the Board. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the shareholder considers appropriate in support of that recommendation. The recommendation must include the information required by applicable rules of the Securities and Exchange Commission and our Bylaws with respect to shareholder nominations to be included in a proxy statement soliciting proxies for the election of such recommended candidate. In order to be timely, a recommendation of a candidate must be received within the timeframes set forth in our Bylaws with respect to shareholder nominations. See “Submission of Future Shareholder Proposals and Nominations.” Shareholders wishing to propose a candidate for consideration may do so by submitting the above information by mail, as specified in “Corporate Governance Matters—Company Address.” All recommendations for nomination received by the Secretary that satisfy our Bylaw requirements relating to such director nominations will be presented to the Governance and Nominating Committee for its consideration.

Executive Committee:  The Executive Committee generally exercises all of the powers and authority of the Board in the management of the affairs of the Company in the interim between meetings of the Board, except for the duties and authorities delegated to other committees of the Board or those exclusively reserved to the Board by the Company’s Articles of Incorporation, Bylaws, or by statute or regulation.

Board Leadership Structure

The Board of Directors is committed to strong, independent leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. The Board of Directors has at all times been comprised of a majority of independent directors. All but one of the current members of the Board are independent directors under NASDAQ independence rules.

Currently, the positions of Chairman of the Board, Chief Executive Officer, and Lead Independent Director of the Company are held by separate individuals. Douglas L. Williams serves as President and Chief Executive Officer, Walter M. Deriso, Jr. serves as the Chairman of the Board, and, pursuant to our Corporate Governance Guidelines, R. Charles Shufeldt has been designated by the independent directors as the current Lead Independent Director and Douglas J. Hertz has been designated by the independent directors as the Lead

Independent Director effective as of the date of the Annual Meeting. The Lead Independent Director is responsible for coordinating the activities of the independent directors as follows: (i) assist in the determination of an appropriate schedule of Board meetings to help ensure the independent directors can attend meetings and perform their duties responsibly and that there is sufficient time for discussion on all agenda items; (ii) seek input from all directors as to the preparation of, and approve, the agendas for the Board and committees; (iii) advise the Board as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties; (iv) approve information provided to the Board; (v) coordinate, develop the agenda for, and moderate executive sessions of the independent directors when necessary; and (vi) act as a liaison between the independent directors and the Chairman of the Board or Chief Executive Officer. The Lead Independent Director has the authority to retain such counsel or consultants as the Lead Independent Director deems necessary to perform his or her responsibilities.

The Board believes that at the current time this structure is appropriate for the Company, as it allows Mr. Williams to focus on the Company’s strategy, business, and operations, enables Mr. Deriso to assist with Board-level matters and serve as a liaison between the Board and the Company’s management, and allows the Lead Independent Director to provide objective oversight and candid communications regarding the governance of the Company. The Board regularly deliberates and discusses its appropriate leadership structure and the roles and responsibilities of the Chairman of the Board and the Lead Independent Director based upon the needs of the Company from time to time to provide effective, independent oversight of management.

Role in Risk Oversight

As the Company’s principal governing body, the Board has the ultimate responsibility for overseeing the Company’s risk management practices. The Board and management periodically review, evaluate, and assess the risks relevant to the Company. Enterprise risks — the specific financial, operational, business, and strategic risks that we face, whether internal or external — are identified by the Board and management together, and then each risk is assigned to the full Board or a Board committee for oversight. The Board assigns senior members of management to report to the Board, or a Board committee, with respect to identified risks and the actions we are taking to manage those risks. Certain strategic and business risks, such as those relating to our products, markets, and capital investments, are overseen by the entire Board.

The Audit Committee oversees management of market and operational risks that could have a financial impact, or affect financial reporting, such as those relating to internal controls or liquidity, as well as legal and regulatory risks, transactions with related persons, and information and cybersecurity risks. The Company and the Bank maintain comprehensive policies, procedures, and risk management programs designed to mitigate the risks of information security, including cybersecurity, events occurring and to promptly address any information security event that does occur. The Bank’s Information and Corporate Security Officer reviews our operations using tools designed to alert for potentially injurious activities and takes action as needed. The Security Officer makes regular reports to the Audit Committee regarding his or her reviews, revises policies, procedures, and risk management programs as necessary, and periodically submits revised policies, procedures and programs to the Audit Committee and to the Bank’s Audit and Risk Committee for approval. The Bank Security Officer oversees ongoing security tests as well as compliance and employee training initiatives, and reports the results to the Audit Committee quarterly. In addition, the Audit Committee and the Bank’s Audit and Risk Committee have the authority to request or approve the engagement of third parties to advise the Company and the Bank regarding cybersecurity matters.

The Governance and Nominating Committee manages the risks associated with governance issues, such as the independence of the Board and committee membership and succession planning. The Compensation Committee is responsible for managing the risks relating to our executive compensation plans and policies and, in conjunction with the Board, key executive succession.

Executive Sessions of Independent Directors

To ensure free and open discussion and communication among the independent directors, these directors meet regularly in executive session at all regularly scheduled meetings of the Board, and as needed at special meetings of the Board, with no members of management present. The Lead Independent Director, or in his absence, the Chair of the Governance and Nominating Committee, presides at the executive sessions, unless the independent directors determine otherwise. Pursuant to our Corporate Governance Guidelines, the Lead Independent Director may call additional meetings of the independent directors. In addition, any committee of the Board may hold an executive session with any directors who are not members of such committee attending only by invitation.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and to ensure a common understanding among individual directors and management concerning the operation of the Board and its committees. Our Corporate Governance Guidelines are available on the Company’s website at www.atlanticcapitalbank.com, by clicking the “Investor Relations” link, then the “Corporate Information” tab, and then “Governance Documents.” Print copies are available to any shareholder that mails a request by following the instructions under “Corporate Governance Matters—Company Address.”

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to each of the Company’s directors, officers, and employees. The Code of Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets, and business conduct and fair dealing. This Code of Ethics also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC and the listing standards of NASDAQ. The Code of Ethics is available on the Investor Relations section of the Company’s website at www.atlanticcapitalbank.com, by clicking the “Investor Relations” link, then the “Corporate Information” tab, and then “Governance Documents,” and print copies are available to any shareholder that requests a copy by following the instructions under “Corporate Governance Matters—Company Address.” Any amendments to, and certain waivers of, the Code of Ethics will be disclosed on the Company’s website promptly following the date of such amendment or waiver, as applicable.

Shareholder and Interested Party Communications with Directors

Shareholders and other interested parties may communicate directly with the entire Board, any committee of the Board, the chair of any committee, any individual director, the independent directors, as a group, or any other group of directors by following the instructions under “Corporate Governance Matters—Company Address.” Each such communication should specify the applicable addressee(s). Communications are reviewed by the Secretary and are then distributed to the Board or the individual director, as appropriate, depending on the facts and circumstances set forth in the communications received. The Secretary may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed, or to another employee of the Company. The Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal, or otherwise inappropriate.

Process for Nominating Potential Director Candidates

The Governance and Nominating Committee is responsible for identifying and evaluating potential director candidates and recommending qualified candidates to the full Board for nomination. Director nominees are recommended to the Board from time to time, but at least annually, by the Governance and Nominating Committee for election by the shareholders. Nominees for director are evaluated and, where applicable, selected by the Board on the basis of (i) economic, academic, financial, and other expertise, skills, knowledge, and achievements useful to the oversight of the Company’s business; (ii) integrity, demonstrated sound business judgment, and high moral and ethical character; (iii) diversity of viewpoints, backgrounds, experiences, and other demographics; (iv) capacity and desire to represent the balanced, best interests of the Company and its shareholders as a whole and not primarily a special interest group or constituency; (v) ability and willingness to devote time to the affairs and success of the Company and in fulfilling the responsibilities of a director; (vi) the extent to which the interplay of the candidate’s expertise, skills, knowledge, and experience with that of other Board members will contribute to a Board that is effective, and responsive to the needs of the Company. Pursuant to the Company’s Corporate Governance Guidelines, nominees must also  (i): have substantial or significant business or professional experience or an understanding of banking, economics, finance, marketing, real estate, financial reporting or other disciplines relevant to the business of the Company; and (ii) be free from any conflict of interest that would violate any applicable law or regulation or have any other relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Board or of a Board committee. Nominees must also possess a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.

The Governance and Nominating Committee reviews the background and qualifications of each nominee to determine such nominee’s experience, competence, and character and assesses such nominee’s potential contribution to the Board, taking into account the then-existing composition of the Board and such other factors as the Governance and Nominating Committee deems appropriate. The Board of Directors believes that its members should collectively possess a broad and diverse range of skills, industry, and other knowledge and expertise, and business and other experience useful for the effective oversight of the Company’s business. The Board believes that the business experience of its directors has been, and continues to be, critical to our success.

While the Company does not have a formal diversity policy with respect to the Board, the Board is committed to diversified membership and believes its membership should possess a diversity of viewpoints, backgrounds, experiences, and other demographics in order to reflect the communities served by the Company and the Bank as well as the strategic priorities of the Company. The Governance and Nominating Committee actively considers diversity in recruitment and nominations of directors. The Governance and Nominating Committee will periodically review the composition of the Board to ensure it continues to meet the diversity goals, especially considering the Company’s growth strategy into its target markets. The Governance and Nominating Committee uses its network of contacts when compiling a list of potential director candidates and may from time to time engage outside consultants, such as professional search firms.

All nominees for election to the Board have been recommended to the Board by the Governance and Nominating Committee. All such nominees are current directors of the Company.

COMPENSATION AND OTHER INFORMATION CONCERNING OUR

EXECUTIVE OFFICERS AND DIRECTORS

As an “emerging growth company,” under the Jumpstart Our Business Startups Act of 2012, we are not required to include a Compensation Discussion and Analysis section in our proxy statement. However, we have elected to provide certain information concerning our compensation philosophy and goals in this “Compensation and Other Information Concerning our Executive Officers and Directors” section, which goes beyond the scaled disclosures that apply to emerging growth companies. The following discussion should be read together with the compensation tables and related disclosures regarding our executive and director compensation. Actual compensation programs that we may adopt or future compensation decisions that we may make following the date of this proxy statement may differ materially from our existing and anticipated programs discussed below. The term “executives” and “executive officers” in this section refers to executive officers within the meaning of Section 16 of the Exchange Act and other officers determined to be executive officers by the Compensation Committee.

Compensation-Related Highlights

In developing our compensation strategy, we seek to engage in responsible compensation and governance practices that incorporate industry best standards and promote the interest of our shareholders. These practices include:

•	Utilizing a mix of short-term and long-term incentives to align executive officers’ interests with those of shareholders.
•

Maintaining an independent Compensation Committee that complies with SEC and NASDAQ public company independence requirements, meets Code Section 162(m) “outside director” (if and to the extent required by applicable law, rule, or regulation) and Rule 16b-3 “non-employee director” requirements, and includes individuals with public company compensation committee experience.

•

Integrating “best practices” into the Atlantic Capital Bancshares, Inc. 2015 Stock Incentive Plan (the “2015 Plan”), which include (i) a limitation on the number of shares that may be issued under the plan; (ii) conservative share counting provisions; (iii) robust minimum vesting requirements; (iv) double trigger vesting upon a change in control; (v) prudent change in control provisions; (vi) fair market value options and limits on option terms; (vii) no stock option/stock appreciation right re-pricing absent shareholder approval; (viii) no dividends or dividend equivalents on unvested awards; (ix) forfeiture and recoupment provisions; (x) no grants of “re-load awards”; and (xi) a limitation on the size of awards that may be granted to non-employee directors in any 12-month period.

•	Maintaining a stand-alone Stock Ownership and Equity Retention Policy that applies to our executive officers, directors and other selected employees of the Company.
•

Maintaining a Compensation Recovery Policy that applies to all executive officers and other selected employees of the Company that requires such persons to forfeit or return to the Company all or a portion of incentive compensation (including both cash and equity) in certain circumstances.

•	Utilizing employment agreements with certain executive officers, which include terms and provide for compensation in line with peer institutions.
•

Requiring our directors, officers, employees, consultants, and contractors to comply with an anti-hedging and anti-pledging policy (which forms part of our Policy Statement on the Prevention of Insider Trading).

Compensation Program Objectives and Determination Process

The Company’s general philosophy on executive compensation is to set cash and equity compensation opportunity competitive with similar financial institutions. We believe that equity is an important component of our executive compensation package that aligns our executive compensation with our general success, growth, and profitability. In addition, our executive compensation philosophy is intended to be consistent with our strategy of recruiting highly experienced executive officers. In determining the elements of an executive’s compensation, the Company considers the individual’s position, scope of responsibilities, and prior experience and skills, in addition to the compensation mix paid to our other executives and executives at peer institutions. Our executive officers receive customary benefits such as participation in incentive programs, benefit plans, as well as disability benefits and, in certain cases, life insurance benefits.

The Compensation Committee is responsible for designing the Company’s executive compensation program, including salaries, equity awards, incentive compensation, and other forms of compensation, as appropriate, to link the economic interests of the Company’s shareholders and those of the Company’s executive officers, while providing market-based compensation levels for the management team. It reviews and approves the Company’s employment goals and objectives and compensation philosophy and evaluates the performance of the executive officers. The Compensation Committee is directly responsible for approving the individual elements of total compensation for the Chief Executive Officer, including base salary, incentives, stock awards, benefits, and perquisites and, with the assistance of the Chief Executive Officer, approves the individual elements of total compensation for other executive officers.

The Compensation Committee also periodically reviews the forms and amounts of director compensation (including both cash fees and equity-based compensation) and makes recommendations to the Board concerning these matters. The Board then approves the forms and amounts of director compensation based in part upon such recommendations.

The Compensation Committee may from time to time, in its sole discretion, engage an executive search firm, compensation consultant, outside counsel, or other advisors to assist with the execution of its duties and responsibilities as set forth in the Compensation Committee’s charter. In 2019, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“F.W. Cook”) to assist with its review and analysis of certain executive, non-employee director, and employee compensation matters. The Compensation Committee has assessed the independence of F.W. Cook, taking into consideration factors relevant to such compensation consultant’s independence as specified in the NASDAQ listing standards and Item 407 of Regulation S-K. The Compensation Committee concluded that the services of F.W. Cook did not raise any conflict of interest for fiscal 2019 and that it was appropriate for F.W. Cook to continue to assist the Compensation Committee as it may require with its review and analysis of certain executive, non-employee director, and employee compensation matters during fiscal 2020.

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

Elements of Compensation

Our executive officers are eligible to receive a mix of variable and fixed compensation. Key elements of compensation include:

•	Base salaries paid in cash;
•

Annual cash bonuses paid under our Executive Officer Short-Term Incentive Plan (“STI Plan”), which are based on achievement of certain corporate performance metrics and business unit/department results and personal performance objectives; and

•

Long-term incentives that may be paid out in cash, stock, or a mix of cash and stock at the discretion of our Compensation Committee under our Executive Officer Long-Term Incentive Plan (“LTI Plan”) based on achievement of certain financial metrics over a three-year period.

Stock Ownership Guidelines

The Company maintains a Stock Ownership and Equity Retention Policy that requires: (i) the Chief Executive Officer to own at least five (5) times his or her base salary in shares of Common Stock; (ii) other executive officers and any other executives or employees selected by the Compensation Committee or Board to own at least one (1) time his or her base salary in shares of Common Stock; and (iii) each non-employee director to beneficially own at least five (5) times the annual cash retainer (exclusive of any Lead Independent Director or committee chair retainer) paid to a director for Board service in shares of Common Stock. These shares may be acquired over a period of five (5) years beginning with the later of the date the policy was adopted (January 18, 2018) or the date the individual became subject to the policy. Each of our Named Executive Officers and the majority of our directors currently satisfy the applicable stock ownership amounts required under our Corporate Governance Guidelines. See “Security Ownership of Certain Beneficial Owners and Management” above for a specific listing of the amount of Common Stock beneficially owned, as of March 19, 2020, by each director and Named Executive Officer in this Proxy Statement.

Prohibition on Hedging and Pledging

The Company maintains a Policy Statement on the Prevention of Insider Trading. Pursuant to this policy, directors, officers, employees, consultants, and contractors of the Company are generally prohibited from engaging in active trading, “day trading,” or any type of short sale or purchasing any financial instrument (including prepaid variable forward contracts, equity swaps, collars, exchange-traded options, or other derivative instruments) that is designed to hedge or offset any decrease in the market value of the Company’s securities. Trading in derivative instruments involving Company securities (other than the exercise of options and the sale of shares underlying equity awards granted under a Company equity incentive plan) or any company with whom the Company has a significant relationship is prohibited, regardless of the purpose of such proposed transaction, unless such transaction is determined, to the satisfaction of the Chief Risk Officer, to be consistent with applicable rules, laws and the Company’s insider trading policy. Additionally, such individuals may not hold Company securities in a margin account and may not pledge Company securities as collateral for a loan without the prior approval of the Company’s Chief Risk Officer; however, these prohibitions do not apply to any broker-assisted “cashless” exercise or settlement of awards granted under a Company equity incentive plan.

Compensation Recovery Policy

The Company maintains a Compensation Recovery Policy that applies to all executive officers of the Company and such other employee participants in the Company’s equity incentive plans, cash incentive plans, and/or other applicable plans, policies, and agreements who are deemed subject to the policy from time to time. Such covered persons may be required to forfeit and/or return to the Company all, or a portion of, any cash-based incentive compensation and/or equity-based incentive compensation received by such person (including equity awards and shares of Common Stock received pursuant to an award) in the event such persons were awarded incentive compensation based on financial results that are subsequently restated due to the misconduct of such person (or otherwise required by applicable law), or if such covered persons are found to have engaged in certain conduct detrimental to the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing section entitled “Compensation and Other Information Concerning our Executive Officers and Directors” with management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the foregoing section entitled “Compensation and Other Information Concerning our Executive Officers and

Directors” be included in our Annual Report on Form 10-K for the year ended December 31, 2019 and this Proxy Statement for filing with the SEC.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Submitted by the Compensation Committee

Douglas J. Hertz (Chair)
Shantella E. Cooper
Thomas M. Holder
Lizanne Thomas

EXECUTIVE COMPENSATION

The tables and disclosures that follow set forth the compensation and certain other information with respect to our Named Executive Officers. The Named Executive Officers for 2019 include our President and Chief Executive Officer and the two other most highly compensated individuals who were serving as executive officers as of December 31, 2019. Our Named Executive Officers for 2019 were:

•	Douglas L. Williams, President and Chief Executive Officer;
•	Patrick T. Oakes, Executive Vice President, Chief Financial Officer, and Secretary; and
•	Richard A. Oglesby, Jr., President, Atlanta Division.

Employment and Severance Agreements

The Company has entered into employment agreements with Messrs. Williams, Oakes, and Oglesby.

Mr. Williams’ Employment Agreement.  The Company and Bank entered into an employment agreement with Mr. Williams employing him as the President and Chief Executive Officer of the Company and the Bank on November 17, 2017, which agreement was effective as of January 1, 2018. The term of the agreement ends December 31, 2020. The agreement provides for an initial annual base salary of $439,212, subject to periodic increases as determined by the Board or Compensation Committee. Mr. Williams is also eligible to participate in any short-term incentive plan (“STIP”) and any long-term incentive plan (“LTIP”) that may be established by the Company for senior executives. Pursuant to the employment agreement, the Board or the Compensation Committee has the discretion to determine entitlement to and payment of incentive compensation. In addition, Mr. Williams is eligible to participate in any equity incentive plan offered by the Company at a level comparable to that offered to other senior executives. The employment agreement provides that Mr. Williams is eligible to participate in the employee benefit plans, programs and policies maintained by the Company applicable generally to senior executives and also provides for paid vacation of not less than four (4) weeks and reimbursement of reasonable travel and entertainment expenses. Mr. Williams is also entitled to a $1,000,000 life insurance policy. Mr. Williams’ life insurance policy benefit is part of the Company’s greater bank owned life insurance policy purchased for Mr. Williams, with the portion of such policy representing Mr. Williams’ personal benefit being purchased in years prior to 2014.

The Boards of Directors of the Company and the Bank may terminate the employment agreement at any time and for any reason, with or without cause. In the event of Mr. Williams’ termination without cause or a resignation by Mr. Williams for good reason (whether or not in connection with a change in control), Mr. Williams is entitled to a severance payment of 2.25 times the sum of his annual base salary and his target STIP bonus, in addition to pro-rated portions of his STIP and LTIP compensation for the performance period during which the termination occurs (to the extent earned). Mr. Williams and his eligible dependents are also entitled to continued health insurance coverage for a period not to exceed 18 months and additional Consolidated Omnibus Budget Reconciliation Act (“COBRA”) coverage for up to 18 months following the initial 18-month period, for an aggregate of up to 36 months’ of medical coverage, or until Mr. Williams is provided comparable benefits by another employer. Mr. Williams may terminate the employment agreement at any time. In the event that he resigns without good reason, he will not receive a severance payment. Further, if Mr. Williams’ employment terminates due to disability, he will receive his base salary through the termination date, any earned but unpaid STIP and LTIP compensation for any prior period (pro-rated and to the extent earned), an amount equal to 1.0 times his annual base salary, and the continuation of participation in the Company’s health care plan as if he were still an active employee for up to 12 months following termination of employment (or until another employer provides him comparable benefits). Any severance benefits paid by the Company to Mr. Williams as a result of his termination due to his disability will be subject to offset for insurance benefits paid to him under his employment agreement or any other disability program or policy maintained by the Company.

Notwithstanding anything to the contrary in the employment agreement, if payments or benefits received by Mr. Williams thereunder would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, such payments or benefits provided to him will be reduced to the extent necessary so that no portion will be subject to the excise tax imposed by Section 4999 of the Code. Further, to the extent required by Code Section 409A, payments of any amounts due under the employment agreement in connection with a termination may be deferred.

Mr. Williams’ entitlement to and retention of certain severance benefits set forth in his employment agreement are contingent upon his execution of a general release of claims against the Company and its affiliates and/or continued compliance with certain restrictive covenants and other provisions set forth in the employment agreement. The employment agreement contains provisions governing the non-disclosure and non-use of the Company’s confidential information and trade secrets, non-disparagement and non-diversion of business opportunity. In addition, the employment agreement includes non-competition, non-piracy, and non-solicitation covenants that remain in effect for twelve (12) months following any termination of Mr. Williams’ employment. Additionally, Mr. Williams is subject to certain forfeiture and recoupment restrictions, as well as any equity retention policy, stock ownership guidelines or compensation recovery policy required by the Company that may apply to Mr. Williams under applicable law.

Mr. Oakes’ and Mr. Oglesby’s Employment Agreements.  The Company and the Bank entered into employment agreements with Mr. Oakes and Mr. Oglesby dated December 21, 2017 and made effective January 1, 2018. Mr. Oakes serves as our Executive Vice President and Chief Financial Officer, and Mr. Oglesby serves as President, Atlanta Division. The employment agreements have a thirty-six (36) month term. Pursuant to the agreements, the Company will pay Mr. Oakes and Mr. Oglesby annual base salaries of $330,000, subject to periodic increases as determined by the Board or the Compensation Committee. Both Mr. Oakes and Mr. Oglesby are eligible to participate in any STIP and LTIP established by the Company for senior executives. In addition, Mr. Oakes and Mr. Oglesby are eligible to participate in any equity incentive plan offered by the Company at a level comparable to that offered to other senior executives. The employment agreements provide that Mr. Oakes and Mr. Oglesby are eligible to participate in the employee benefit plans, programs and policies maintained by the Company applicable generally to senior executives and also provide for not less than four (4) weeks of annual paid vacation and reimbursement of reasonable travel and entertainment expenses.

Pursuant to their employment agreements, if the Company terminates the employment of Mr. Oakes or Mr. Oglesby, respectively, without cause, or Mr. Oakes or Mr. Oglesby, respectively, terminates his employment for good reason (whether or not in connection with a change of control), the executive will be entitled to receive a severance payment. Mr. Oakes will be entitled in such circumstance to receive a severance payment equal to 2.25 times his annual base salary and his target STIP bonus. Mr. Oglesby will be entitled to a severance payment equal to 2.0 times his annual base salary and his target STIP bonus. Additionally, both Mr. Oakes and Mr. Oglesby are entitled to receive pro-rated portions of the STIP and LTIP compensation, to the extent earned, for the performance period during which the termination occurs. Each of them and their eligible dependents are also entitled to the continuation of participation in the Company’s health care plan as if the executive were still an active employee for up to eighteen (18) months following termination of employment, with up to an additional eighteen (18) months of COBRA coverage, for an aggregate of up to thirty-six (36) months’ of medical coverage (or until the executive is provided comparable benefits by another employer). Further, if Mr. Oakes’ or Oglesby’s employment terminates due to disability, he will receive his base salary through his termination date, any earned but unpaid STIP and LTIP compensation for any prior period (pro-rated and to the extent earned), an amount equal to 1.0 times his annual base salary, and continuation of participation in the Company’s health care plan as if he were still an active employee for up to 12 months following termination of employment (or until another employer provides comparable benefits). Any severance amounts paid by the Company to Mr. Oakes or Mr. Oglesby as a result of his termination due to disability will be subject to offset for insurance benefits paid to the executive under the employment agreement or any other disability program or policy maintained by the Company.

The employment agreements also provide that in the event that any payment constitutes an “excess parachute payment” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Code Section 4999, such payments or benefits will be reduced to the extent necessary so that no portion will be subject to the excise tax imposed by Section 4999 of the Code. Further, to the extent required by Code Section 409A, payments of any amounts due under the employment agreement in connection with a termination may be deferred.

Each executive’s entitlement to and retention of certain severance benefits set forth in the employment agreements is contingent upon his execution of a general release of claims against the Company and its affiliates and/or continued compliance with certain restrictive covenants and other provisions set forth in the employment agreements. The employment agreements contain provisions governing the non-disclosure and non-use of the trade secrets and confidential information of the Company, non-disparagement, and non-diversion of business opportunity. In addition, each employment agreement includes non-competition, non-piracy, and non-solicitation covenants that remain in effect for twelve (12) months following any termination of Mr. Oakes or Mr. Oglesby’s respective employment. Additionally, each executive is subject to certain forfeiture and recoupment restrictions, as well as any equity retention policy, stock ownership guidelines, or compensation recovery policy required by the Company that may apply to such executive under applicable law.

Summary Compensation

The following narrative, table, and footnotes set forth information concerning the total compensation earned during the fiscal year ended December 31, 2019, by our Named Executive Officers.

Salary.  The salaries of our Named Executive Officers are designed to: (i) provide base pay benchmarked to the individual’s level of responsibility, talent, and experience; (ii) provide financial predictability; (iii) provide a salary that is market competitive; and (iv) promote retention. The salaries of our Named Executive Officers as of the dates presented were as follows:

Name	As of March 1, 2020	As of March 1, 2019	As of March 1, 2018
Douglas L. Williams	$468,000	$468,000	$450,000
Patrick T. Oakes	$360,000	$360,000	$344,000
Richard A. Oglesby, Jr.	$355,000	$355,000	$340,000	(1)

Executive Officer Short-Term Incentive Plan.  Under the STI Plan, executive officers are eligible to receive discretionary cash bonuses on a case-by-case basis in order to reward achievement of specified performance metrics. Such performance metrics are generally recommended by our Chief Executive Officer and approved by the Compensation Committee. The discretionary cash bonus under the STI Plan gives the Company the flexibility to take into consideration different quantitative and qualitative measures over the fiscal year in determining the eligible executive’s bonus. In determining discretionary bonus amounts under the STI Plan, the Company may consider a combination of factors, including the Company’s overall and the individual’s performance. For 2019 and 2018, the STI Plan cash bonus was made contingent upon achieving a threshold ratio of non-performing assets to total assets, with the bonus opportunity based on achievement of certain levels of pre-tax and pre-incentive operating income and certain business unit/departmental and individual performance objectives. Discretionary cash bonuses earned for 2019 and 2018 by each Named Executive Officer were as follows:

Name	2019	2018
Douglas L. Williams	$243,185	$272,109
Patrick T. Oakes	$149,652	$161,788
Richard A. Oglesby, Jr.	$147,573	$159,906

Executive Officer Long-Term Incentive Plan.  The purpose of the LTI Plan is to (i) balance the short-term orientation of other compensation elements; (ii) directly align management and shareholder interests; (iii) focus executives on the achievement of long-term results; (iv) support the growth and profitability of the

Company and the Bank; and (v) retain executive talent. Bonuses under the LTI Plan may be paid in lump sum in cash or in Common Stock or in any combination of cash and Common Stock at the discretion of the Compensation Committee of the Board. Awards are granted under the LTI Plan for a bonus period, which means a period of more than one calendar year. Awards are based on performance metrics set by the Compensation Committee, which may be based on individual performance, business unit or division performance, company-wide performance, or any combination of the foregoing. For awards earned in fiscal year 2019 for the 2017 – 2019 LTI Plan performance period and in fiscal year 2018 for the 2016 – 2018 LTI Plan performance period, performance goals were based on the company-wide performance measures of: three-year average operating income growth and three-year average net charge offs/average loans. Following completion of the 2017 – 2019 and the 2016 – 2018 LTI Plan performance periods, the Compensation Committee elected to grant fully vested shares of Common Stock to the Named Executive Officers. These awards were granted under the 2015 Plan in the form of other stock-based awards. The grant date fair value of the stock awarded to each of the Named Executive Officers for the 2017 – 2019 and the 2016 – 2018 LTI Plan performance periods, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), was as follows:

Name	2019	2018
Douglas L. Williams	$233,504	$379,440
Patrick T. Oakes	$134,157	$192,462
Richard A. Oglesby, Jr.	$131,606	$183,295

The LTI Plan was amended and restated effective April 19, 2018. The LTI Plan was amended in part in order to more fully align with changes in the Company’s long-term incentive program, as well as enhance Compensation Committee discretion in granting and settling awards in certain circumstances, among other items. Beginning with the 2018 – 2020 LTI Plan performance period and continuing with the 2019 – 2021 performance period, the Compensation Committee granted performance share awards under the 2015 Plan at the beginning of the given performance period (which will be settled in shares of Common Stock at the end of the LTI Plan performance period, to the extent earned). Performance goals established under the LTI Plan were also updated, beginning with the 2018 – 2020 LTI Plan performance period and continuing with the 2019 – 2021 performance period, to be based on the three-year return on average operating assets and three-year total shareholder return relative to the KBW Nasdaq Regional Banking Index, with each performance metric equally weighted.

2015 Stock Incentive Plan.   The Company maintains the Atlantic Capital Bancshares, Inc. 2015 Stock Incentive Plan (the “2015 Plan”). Awards granted under the 2015 Plan may be in the form of incentive and nonqualified stock options, stock appreciation rights (“SARs”) (including related and free standing SARs), restricted stock awards, restricted stock unit awards, performance share awards, performance unit awards, phantom stock awards, other stock-based awards, cash bonus awards, or dividend equivalent awards. The Named Executive Officers earned other stock-based awards in connection with the 2017 – 2019 and the 2016 – 2018 LTI Plan performance periods. These awards represent fully vested shares of Common Stock awarded in January 2020 and January 2019, respectively. Additionally, the Named Executive Officers were granted performance share awards in April 2018 in connection with the 2018 – 2020 LTI Plan performance period and in January 2019 in connection with the 2019 – 2021 LTI Plan performance period. The performance share awards represent the right to receive shares of Common Stock based upon the degree to which performance goals are achieved for the applicable LTI Plan performance period. For additional information regarding the 2015 Plan, please see “Employee Benefit Plans – 2015 Stock Incentive Plan” below.

2019 Summary Compensation Table

					Non-equity
			Stock	Option	Incentive
Name and		Salary	Awards	Awards	Plan	All Other
principal position	Year	($)(1)	($)(2)	($)	Compensation ($)(3)	Compensation ($)(4)	Total ($)
Douglas L. Williams	2019	465,000	436,004	—	243,185	14,000	1,158,189
President and Chief Executive Officer	2018	448,202	577,085	—	272,109	8,250	1,305,646

Patrick T. Oakes	2019	357,333	254,557	—	149,652	14,000	775,542
Executive Vice President, Chief Financial Officer and Secretary	2018	341,667	307,962	—	161,788	8,250	819,667

Richard A. Oglesby, Jr.	2019	352,500	250,606	—	147,573	14,000	764,679
President, Atlanta Division	2018	338,333	298,795	—	159,906	8,250	805,284

(1)	In 2019, base salaries were increased effective March 1, 2019. In 2018, base salaries were increased effective March 1, 2018.
(2)

The 2019 amounts include fully vested shares of Common Stock awarded in January 2020 for the 2017 – 2019 LTI Plan performance period and performance share awards granted in January 2019 in connection with the 2019 – 2021 LTI Plan performance period. The awards for the 2017 – 2019 LTI Plan performance period were paid out in the form of other stock-based awards under the 2015 Plan as follows:  Mr. Williams – $233,504; Mr. Oakes – $134,157; and Mr. Oglesby – $131,606. The grant date fair value of performance share awards granted in connection with the 2019 – 2021 LTI Plan performance period are as follows:  Mr. Williams – target $202,500 (maximum potential value of $405,000); Mr. Oakes – target $120,400 (maximum potential value of $240,800); and Mr. Oglesby – target $119,000 (maximum potential value of $238,000).

The 2018 amounts include fully vested shares of Common Stock awarded in January 2019 for the 2016 – 2018 LTI Plan performance period and performance share awards granted in April 2018 in connection with the 2018 – 2020 LTI Plan performance period. The awards for the 2016 – 2018 LTI Plan performance period were paid out in the form of other stock-based awards under the 2015 Plan as follows:  Mr. Williams – $379,440; Mr. Oakes – $192,462; and Mr. Oglesby – $183,295. The grant date fair value of performance share awards granted in connection with the 2018 – 2020 LTI Plan performance period are as follows:  Mr. Williams – target $197,645 (maximum potential value of $395,291); Mr. Oakes – target $115,500 (maximum potential value of $231,000); and Mr. Oglesby – target $115,500 (maximum potential value of $231,000).

For both 2019 and 2018, the actual number of shares of Common Stock subject to the performance share awards that may be earned (for the respective LTI Plan performance periods), if any, range from 0% to 200% of the target number of shares of Common Stock subject to the award. Earning of these performance share awards is based upon achievement of certain levels of the Company’s three-year return on average operating assets and the Company’s three-year total shareholder return relative to the KBW Nasdaq Regional Banking Index. The performance share awards are subject to further terms and conditions as set forth in an award agreement.

Amounts shown are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For 2019, the fair market value of the Company’s Common Stock on the grant date for the other stock-based awards and performance share awards was $17.57 and $18.34, respectively. For 2018, the fair market value of the Company’s Common Stock on the grant dates for the other stock-based awards and performance share awards was $18.34 and $19.20, respectively. For a discussion of the various assumptions made and methods used for determining these amounts, see Note 15 -  Employee and Director Benefit Plans in the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K.

(3)	Represents cash bonus awards earned in 2019 and 2018 that were paid in February of 2020 and January 2019, respectively, under the STI Plan.
(4)

Named Executive Officers are eligible for health insurance and 401(k) benefits at the same level and subject to the same conditions as provided to all other employees.  The amounts shown represent contributions made to each Named Executive Officer’s 401(k) account.  The Company does not provide perquisites to its Named Executive Officers.

Potential Payments Upon a Change in Control

The Board approved the Atlantic Capital Bancshares, Inc. Change in Control Plan (the “2014 CIC Plan”) on July 10, 2014. The 2014 CIC Plan was frozen to further participation at the time the Atlantic Capital Bancshares, Inc. 2017 Change in Control Plan (the “2017 CIC Plan”, and together with the 2014 CIC Plan, the “CIC Plans”) was adopted by the Board on October 19, 2017. The Compensation Committee administers the CIC Plans and selects which senior officers of the Company and the Bank will participate. The CIC Plans both provide that if a participant is terminated from his or her employment with the Company or the Bank without cause or the participant resigns for a good reason during the period that begins 90 days before and ends 540 days after a change in control, the participant (or his or her beneficiary, if applicable) is entitled to receive a cash severance payment in the amount of (i) 1.5 times the sum of participant’s base salary and his or her annual cash incentive target bonus, plus (ii) an amount equal to participant’s base salary multiplied by his or her highest annual cash incentive target bonus percentage in effect for the calendar year in which participant is terminated, prorated based on the number of calendar days in the calendar year before the participant’s date of termination. Additionally, participants receive reimbursements by the Company of the COBRA coverage premiums, if any, paid by the participant for his or her self-only COBRA coverage each month until the earlier of 18 months following termination or the date the participant is eligible to receive healthcare coverage from a new employer. Further, any outstanding stock options, warrants, restricted stock, and other equity grants fully vest and any long-term incentive plan awards fully vest and will be paid at “target” upon the participant’s termination of employment.

A “change in control” as defined in the CIC Plans is: (i) a change in any one year period in the members of the Company’s or the Bank’s Boards of Directors such that the members of the Company’s or the Bank’s respective Boards at the beginning of the one year period no longer constitute a majority of the members at the end of such period (unless the nomination for election for each new member of the applicable board was approved by at least two-thirds of the individuals who were members of the applicable board at the beginning of such one year period); (ii) if any person becomes the beneficial owner of 40% or more of the voting power of the Company’s or the Bank’s respective common stock (other than an acquisition directly by or from the Company or the Bank, an initial public offering of the Company’s or the Bank’s respective common stock, an acquisition by an employee benefit plan sponsored by the Company or the Bank, or certain merger transactions); or (iii) the consummation of a merger or other transaction involving the Company or the Bank (unless immediately after the consummation at least 50% of the voting power of the stock of the surviving corporation is held by persons who were the Company’s or the Bank’s respective shareholders immediately before the consummation in substantially the same proportion that they held the voting power of the stock of the Company or the Bank immediately before the consummation, no person holds more than 20% of the voting power of the surviving corporation’s stock (other than a person who immediately before the consummation held more than 20% of the voting power of the Company or the Bank’s respective common stock), and at least 50% of the directors of the surviving corporation were members of the Company’s or the Bank’s respective Boards of Directors immediately before the consummation), or (iv), in the case of the 2014 CIC Plan, the shareholders approve a sale of substantially all of the Company’s or the Bank’s assets or the Company’s or Bank’s liquidation or, in the case of the 2017 CIC Plan, the consummation of a sale of substantially all of the Company’s or Bank’s assets or the Company’s or Bank’s liquidation.

Employee Benefit Plans

The discussion that follows describes the material terms of our principal equity plans in which the Named Executive Officers participate and is qualified in all respects by reference to the terms of the plans identified below. The material terms of the employment agreements entered into by the Company and Messrs. Williams, Oakes, and Oglesby and the Company’s change in control plans are described under “Employment and Severance Agreements” and “Potential Payments Upon a Change in Control” above.

2015 Stock Incentive Plan.  The 2015 Plan became effective on May 21, 2015 and was amended and restated effective May 16, 2018. Awards under the 2015 Plan may be made to the employees, directors, and independent contractors of the Company and its affiliates. Awards granted under the 2015 Plan may be in the form of incentive and nonqualified stock options, SARs (including related and free standing SARs), restricted stock awards, restricted stock unit awards, performance share awards, performance unit awards, phantom stock awards, other stock-based awards, cash bonus awards, or dividend equivalent awards. The 2015 Plan provides that awards may be made under it for ten years, unless the 2015 Plan is terminated earlier by the Board.

The 2015 Plan, subject to oversight by the Board, is administered by the Compensation Committee. The maximum aggregate number of shares of Common Stock that the Company may issue pursuant to awards granted under the 2015 Plan may not exceed the sum of (i) 4,000,000 shares plus (ii) the approximately 525,000 shares that remained available under the Atlantic Capital Bancshares, Inc. 2006 Stock Incentive Plan (the “2006 Plan”) for the grant of awards as of the effective date of the 2015 Plan, plus (iii) any shares subject to an award granted under the 2006 Plan, which award is at any time forfeited, cancelled, terminated, expires, or lapses for any reason without the issuance of shares or pursuant to which such shares are forfeited to or reacquired by the Company. In addition, shares subject to certain awards will again be available for issuance (or otherwise not counted against the maximum number of available shares) under the 2015 Plan, including unissued or forfeited shares subject to awards that are canceled, terminate, expire, are forfeited, or lapse for any reason, awards settled in cash, dividends (including dividends paid in shares) or dividend equivalents paid in cash in connection with outstanding awards, and shares subject to an award other than an option or SAR that are not issued for any reason (including failure to achieve to maximum performance goals). Further, (i) shares issued under the 2015 Plan through the settlement, assumption, or substitution of outstanding awards granted by another entity or obligations to grant future awards in connection with a merger involving the Company acquiring another entity will not reduce the maximum number of shares available for delivery under the 2015 Plan, and (ii) available shares under a shareholder approved plan of an acquired company (as adjusted to reflect the transaction) may be used for awards under the 2015 Plan and will not reduce the maximum number of shares available under the 2015 Plan, in each case, subject to NASDAQ listing requirements.

The maximum aggregate number of shares of Common Stock that may be issued under the 2015 Plan pursuant to the grant of incentive stock options may not exceed 4,000,000 shares. In addition, subject to the terms of the 2015 Plan, in any 12-month period, (i) no participant may be granted options and SARs that are not related to an option for more than 1,000,000 shares of Common Stock (or the equivalent value thereof based on the fair market value per share of the Common Stock on the date of grant of an award) and (ii) no participant may be granted awards other than options or SARs that are settled in shares of Common Stock for more than 1,000,000 shares of Common Stock (or the equivalent value thereof based on the fair market value per share of the Common Stock on the date of grant of an award).

2006 Stock Incentive Plan.  The 2006 Plan was superseded by the 2015 Plan. The maximum number of shares that were authorized for issuance pursuant to awards granted under the 2006 Plan was 2,000,000 shares. Of that number, approximately 525,000 shares remained eligible for issuance as of May 21, 2015 (the effective date of the 2015 Plan) and were carried forward and made available for issuance under the 2015 Plan.

No further awards will be granted under the 2006 Plan, although outstanding awards granted under the 2006 Plan continue in accordance with their terms, and shares subject to terminated or forfeited awards granted under the 2006 Plan will be made available for issuance under the 2015 Plan.

Awards granted under the 2006 Plan could be made to the employees and directors of the Company and its affiliates in the form of incentive and nonqualified stock options, restricted stock awards, restricted unit awards, performance share awards, performance unit awards, phantom stock awards, or dividend equivalent awards. Unvested restricted stock awards and stock options are currently outstanding under the 2006 Plan. As of December 31, 2019, 15,872 shares of unvested restricted stock awards were outstanding and 176,000 shares of the Company’s Common Stock could be issued pursuant to outstanding options under the 2006 Plan. The Compensation Committee administers the 2006 Plan, pursuant to Board delegation of authority.

Legacy First Security Group, Inc. Long-Term Incentive Plans.  In connection with the acquisition of First Security on October 31, 2015, we assumed outstanding awards granted under the First Security Group, Inc. 2012 Long-Term Incentive Plan (the “2012 Plan”) and the First Security Group, Inc. 2002 Long-Term Incentive Plan (the “2002 Plan”). As of December 31, 2019, 75,630 and 4,850 shares of the Company’s Common Stock could be issued pursuant to outstanding options under the 2012 Plan and 2002 Plan, respectively. No further awards will be granted under either the 2012 Plan or the 2002 Plan.

Outstanding Equity Awards at Fiscal Year-End

The Company has awarded stock options and restricted stock awards to its executive officers and other employees. The terms of these awards typically provide for vesting over a defined period of time, generally over one to five years. The options expire if not exercised within ten years from the date of grant. The Company does not have a formula for determining the grant of stock option awards. Awards are generally based on the subjective judgment of the Compensation Committee, with advice from the Chief Executive Officer regarding awards granted to executive officers other than the Chief Executive Officer.

The following table sets forth certain information with respect to equity awards previously awarded to our Named Executive Officers that were outstanding as of December 31, 2019.

Outstanding Equity Awards at Fiscal Year-End Table

	Option awards					Stock awards
Equity
										Equity		incentive
										incentive		plan
										plan		awards:
						Number		Market		awards:		Market or
						of		value of		Number		payout
						shares		shares		of		value of
	Number of	Number of				or units		of units		unearned		unearned
	securities	securities				of stock		of stock		shares		shares
	underlying	underlying		Option		that have		that have		that have		that have
	unexercised	unexercised		exercise	Option	not		not		not		not
	options (#)	options (#)		price	expiration	vested		vested		vested		vested
Name	exercisable	unexercisable		($)	date	(#)		($)		(#)		($)
Douglas L. Williams	50,000	—		10.00	1/20/2021	—		—		21,355	(4)	391,864	(5)
President and Chief Executive Officer

Patrick T. Oakes	40,000	10,000	(1)	15.00	11/2/2025	7,000	(2)	128,450	(3)	12,579	(4)	230,825	(6)
Executive Vice President, Chief Financial Officer, and Secretary

Richard A. Oglesby, Jr.	12,500	—		10.00	1/21/2021	—		—		12,503	(4)	229,430	(7)
President, Atlanta Division

(1)	This option vests on November 2, 2020.
(2)	Restricted stock award cliff vests on November 2, 2020, which is the fifth anniversary of the date of grant.
(3)	Represents 7,000 restricted shares multiplied by the closing stock price of the Company’s Common Stock on December 31, 2019, $18.35.
(4)

Represents shares of Common Stock subject to performance share awards granted for the 2018 – 2020 and 2019 – 2021 LTI Plan performance periods, assuming performance achievement at target. The actual number of shares subject to each award that may be earned may range from 0% to 200% of the target number of shares set forth in the table above. The awards will be earned, if at all, based upon the achievement of certain levels of the three-year return on average operating assets and the three-year total shareholder return relative to the KBW Nasdaq Regional Banking Index over the relevant performance period. Vesting is also contingent upon continued employment of the executive through December 31, 2020 or December 31, 2021, respectively, or as otherwise provided in the applicable award agreement.

(5)

Represents the (i) sum of (A) 10,294 shares of Common Stock subject to the 2018 – 2020 LTI Plan performance period performance share award and (B) 11,061 shares of Common Stock subject to the 2019 – 2021 LTI Plan performance period performance share award (ii) multiplied by the closing stock price of the Company’s Common Stock on December 31, 2019, $18.35.

(6)

Represents the (i) sum of (A) 6,015 shares of Common Stock subject to the 2018 – 2020 LTI Plan performance period performance share award and (B) 6,564 shares of Common Stock subject to the 2019 – 2021 LTI Plan performance period performance share award (ii) multiplied by the closing stock price of the Company’s Common Stock on December 31, 2019, $18.35.

(7)

Represents the (i) sum of (A) 6,015 shares of Common Stock subject to the 2018 – 2020 LTI Plan performance period performance share award and (B) 6,488 shares of Common Stock subject to the 2019 – 2021 LTI Plan performance period performance share award (ii) multiplied by the closing stock price of the Company’s Common Stock on December 31, 2019, $18.35.

Performance-Based Awards

The Company grants both cash- and equity- based awards in recognition of performance. The Company issues cash-based awards to its executive officers upon achievement of certain performance goals established under the Company’s STI Plan. Under the Company’s LTI Plan, for performance periods beginning prior to January 1, 2018, key employees could earn fully vested other stock-based awards (granted under the 2015 Plan) if certain performance goals were met at the end of a bonus period. For bonus periods starting January 1, 2018, performance share awards were granted upon establishment of the bonus period under the 2015 Plan, pursuant to which shares of Common Stock may be earned and vested upon achieving certain performance goals at the end of the bonus period. Bonus periods have historically been set as a three-year period (and may not be less than one year pursuant to the terms of the LTI Plan). For 2016 and 2017, the shares shown below represent fully vested shares of Common Stock granted pursuant to other stock-based awards at the end of the respective LTI Plan performance periods. For 2018, the shares shown below represent fully vested shares of Common Stock granted pursuant to other stock-based awards upon conclusion of the 2016 – 2018 LTI Plan performance period, and performance share awards granted in connection with the establishment of the 2018 – 2020 LTI Plan performance period. For 2019, the shares shown below represent fully vested shares of Common Stock granted pursuant to other stock-based awards upon conclusion of the 2017 – 2019 LTI Plan performance period, and performance share awards granted in connection with the establishment of the 2019 – 2021 LTI Plan performance period. The STI Plan and LTI Plan are discussed in more detail above in the “Summary Compensation—Executive Officer Short-Term Incentive Plan” and “Summary Compensation—Executive Officer Long-Term Incentive Plan” sections.

Performance-Based Awards Table

Non-vested at Dec. 31, 2016	—
Granted	68,047
Vested or Earned	68,047
Forfeited	—
Non-vested at Dec. 31, 2017	—
Granted	100,115
Vested or Earned	61,932
Forfeited	—
Non-vested at Dec. 31, 2018	38,183
Granted	86,651
Vested or Earned	45,423
Forfeited	—
Non-vested at Dec. 31, 2019	41,228

Equity Compensation Plan Information

The following table provides information with respect to securities authorized for issuance under all of the Company’s equity compensation plans as of December 31, 2019. The maximum aggregate number of shares of Common Stock that the Company may issue pursuant to awards granted under the 2015 Plan may not exceed the sum of (i) 4,000,000 shares, plus (ii) the approximately 525,000 shares that remained available under the 2006 Plan for the grant of awards as of May 21, 2015, plus (iii) any shares subject to an award granted under the 2006 Plan, which award is at any time forfeited, cancelled, terminated, expires or lapses for any reason. In addition, certain shares subject to awards granted under the 2015 Plan may again be available for issuance as discussed above in the “2015 Stock Incentive Plan” section. The maximum aggregate number of shares of Common Stock that may be issued under the 2015 Plan pursuant to the grant of incentive stock options may not exceed 4,000,000 shares.

Number of
securities
remaining
available for
	Number of		future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation
	exercise of	exercise price of	plans (excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants,	reflected in
Plan Category	and rights (a)	and rights (b)	column (a))
Equity compensation plans approved by security holders	318,980	$11.47	3,796,103
Equity compensation plans not approved by security holders	—	—	—
Total	318,980	$11.47	3,796,103

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Mr. Hertz (Chair), Ms. Cooper, Mr. Holder and Ms. Thomas. Mr. Mauldin served as a member of the Compensation Committee until his term expired on May 16, 2019. None of the members of the Compensation Committee during 2019 served as an officer or employee of the Company during the year ended December 31, 2019. No interlocking relationships exist between the Board or the Compensation Committee and the board of directors or compensation committee of any other company. None of the members of the Compensation Committee had any transaction that is required to be disclosed as a related person transaction pursuant to SEC rules.

DIRECTOR COMPENSATION

The Company pays its non-employee directors fees for their service as directors. Under the 2015 Plan, in any twelve-month period, no non-employee director may be granted awards for more than $100,000 in fair value of shares of Common Stock (or the equivalent value thereof based on the fair market value of the Common Stock on the award’s grant date); provided that no director cash retainer fees or other fees settled in shares of Common Stock will be subject to this limitation. Director compensation is set by the Compensation Committee and approved by the Board. Each of our directors also serves as a director of the Bank but is not separately compensated for service on the Bank board of directors or committees thereof, except as indicated. For the year ended December 31, 2019, the non-employee directors received:

•     an annual cash retainer of $35,000;

•     an additional annual cash retainer for the chairs of the committees of the Board, as follows:

ο      Audit Committee - $10,000;

ο      Compensation Committee - $6,500; and

ο      Governance and Nominating Committee - $5,000;

•     an additional annual cash retainer for the chairs of the committees of the Bank board of directors, as follows:

ο      Credit Committee - $6,500;

ο      ALCO Committee - $5,000; and

ο      Trust Fiduciary Committee - $5,000;

•     an additional annual cash retainer of $70,000 for the Company’s non-executive Chairman of the Board; and

•     an annual grant for the non-employee directors of restricted shares of Common Stock having a fair market value at the time of grant of $25,000, which shares will generally vest on the earlier of the first anniversary of the grant date or the date of the next annual shareholders meeting (so long as the period between the date of the annual meeting of the Company’s shareholders related to the grant date and the date of the next annual meeting of the Company’s shareholders is not less than 50 weeks)

The restricted shares granted in 2019 were issued at a grant date fair value of $16.92 per share. All of the options that were granted in prior years to current and former Company non-employee directors have vested and become exercisable, which includes options to purchase an aggregate of 52,490 shares of the Company’s Common Stock.

There have been no changes to non-employee director compensation for fiscal year 2020.

The following table sets forth information concerning the compensation earned for service on the Board during the fiscal year ending December 31, 2019 by each individual who served as a non-employee director at any time during the fiscal year.

2019 Director Compensation Table

			All Other
	Fees Earned or	Stock Awards	Compensation
Name(1)	Paid in Cash ($)	($)(2)	($)	Total ($)
Walter M. Deriso, Jr.	110,000	24,991	—	134,991
Shantella E. Cooper(3)	32,083	24,991	—	57,074
Henchy R. Enden	38,750	24,991	—	63,741
James H. Graves	35,000	24,991	—	59,991
Douglas J. Hertz	41,500	24,991	—	66,491
Thomas M. Holder(4)	—	—	—	—
Larry D. Mauldin(5)	10,000	—	—	10,000
R. Charles Shufeldt	41,500	24,991	—	66,491
Lizanne Thomas	40,000	24,991	—	64,991
Marietta Edmunds Zakas	45,000	24,991	—	69,991

(1)

Mr. Williams, who was an employee of the Company during the fiscal year ended December 31, 2019, received no compensation for his service as a director in 2019. All amounts related to his compensation as Named Executive Officer during the fiscal year ended December 31, 2019 are included in the “Summary Compensation Table” above. Thomas M. Holder joined the Board effective March 4, 2020 and did not serve during any portion of 2019.

(2)

Represents the aggregate grant date fair value of restricted stock awards granted during the fiscal year computed in accordance with FASB ASC Topic 718, rather than an amount paid to or realized by the director. For a discussion of the various assumptions made and methods used for determining such amount, see Note 15 – Employee and Director Benefit Plans in the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K. No option awards were granted to non-employee directors during the year ended December 31, 2019. The table below shows the aggregate numbers of option and restricted awards outstanding for each non-employee director as of December 31, 2019.

	Aggregate Option and Restricted Stock
	Awards Outstanding as of
	December 31, 2019
	(#)
Name	Options	Restricted Awards
Walter M. Deriso, Jr.	—	1,477
Shantella E. Cooper	—	1,477
Henchy R. Enden	940	1,477
James H. Graves	—	1,477
Douglas J. Hertz	5,000	1,477
Thomas M. Holder	—	—
Larry D. Mauldin	—	—
R. Charles Shufeldt	5,000	1,477
Lizanne Thomas	—	1,477
Marietta Edmunds Zakas	5,000	1,477

(3)	Ms. Cooper joined the Board effective January 31, 2019 and received pro-rated fees and restricted stock awards for service in 2019.
(4)	Mr. Holder was appointed to the Board on March 4, 2020 and will receive pro rata fees and restricted stock awards for service in 2020.

(5)

Mr. Mauldin did not stand for re-election at the 2019 annual meeting of shareholders. His term expired on May 16, 2019. He was consequently not granted annual restricted stock awards for the year subsequent to his retirement. Mr. Mauldin held vested but unexercised options at the time of his termination. He had three months following termination to exercise such options, at which time all of his unexercised options expired.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors currently is composed of five independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee annually reviews and assesses the adequacy of the Audit Committee charter.

Management is responsible for the Company’s internal controls and the financial reporting process. Ernst & Young LLP, the Company’s registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report on those financial statements. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent auditors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s audited financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors.

The Audit Committee reviewed with our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm (i) the matters to be discussed as required by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB and (ii) the independent registered public accounting firm’s independence from Atlantic Capital Bancshares, Inc., and its management, including the matters in the written disclosures and the letter we received from the independent registered public accounting firm required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent registered public accounting firm’s communications with the Audit Committee on independence. The Audit Committee considered the appropriateness of the provision of non-audit services by the independent registered public accounting firm relative to their independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Submitted by the Audit Committee

Marietta Edmunds Zakas (Chair)
Shantella E. Cooper
Henchy R. Enden
James H. Graves
R. Charles Shufeldt

PROPOSAL 2 – RATIFICATION OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

The Audit Committee of the Board of Directors has retained Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Although the Audit Committee has the sole authority to select and appoint the independent registered public accounting firm, the Board deems it advisable to obtain your ratification of this appointment. In determining that Ernst & Young be retained as the Company’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by Ernst & Young was compatible with maintaining Ernst & Young’s independence and concluded that it was.

Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Properly submitted proxies will be voted “FOR” ratification of the appointment of Ernst & Young unless otherwise specified. If the shareholders do not ratify the appointment of Ernst & Young, the Audit Committee will consider a change in independent registered public accounting firm for the next fiscal year.

Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the years ended December 31, 2019 and 2018, respectively, and fees billed for other services it rendered during those periods:

	Fiscal Year Ended
Fee Type	December 31, 2019	December 31, 2018
Audit Fees (1)	$538,500	$491,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total Fees	$538,500	$491,000

(1)

“Audit Fees” are fees billed for professional services for the audit of the consolidated financial statements included in our Annual Report on Form 10-K, the audit of internal control over financial reporting pursuant to the requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA) and the review of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	“Audit-Related Fees” are fees for due diligence services and the review of other SEC filings and communications.
(3)	“Tax Fees” consist of the aggregate fees billed for professional services rendered by the auditor for tax advice and tax planning.
(4)	“All Other Fees” are fees related to services other than those reported under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.”

Audit Committee Pre-Approval Policy for Independent Auditor Services

It is the policy of the Audit Committee to pre-approve all audit, audit-related, tax, and other permitted non-audit services performed by the independent public accountants in order to assure that they do not impair the accountant’s independence from the Company. Accordingly, the Audit Committee has adopted procedures for the pre-approval of services to be performed by the independent public accountants.

Pursuant to this policy, the Audit Committee will review, at least annually, and approve the terms of the audit engagement. At least annually, and at such other times as the Audit Committee deems necessary or appropriate to carry out its responsibilities, the Audit Committee will review both a report summarizing the services, provided or anticipated to be provided by the auditor and the related fees and costs, and a listing of newly requested services subject to pre-approval since its last regularly scheduled meeting. Any proposed engagement relating to permissible non-audit services must be presented to the Audit Committee and pre-approved on a case-by-case basis. In addition, particular categories of permissible non-audit services that are recurring may be pre-approved by the Audit Committee. The Audit Committee reviews requests for the provision of audit and non-audit services by the Company’s independent public accountants and determines if they should be approved. Such requests could be approved either at a meeting of the Audit Committee or upon approval by the Chair of the Audit Committee if approval is needed between Audit Committee meetings and the Audit Committee delegates such authority to the Chair. Any such interim approvals must be reported to the Audit Committee at its next scheduled meeting. Prior to approving any services, the Audit Committee considers whether the provision of such services is consistent with the SEC’s and the PCAOB’s rules on auditor independence and is compatible with maintaining the independence of the Company’s independent public accountants.

All fees related to audit, audit-related, tax, and other permitted non-audit services provided by Ernst & Young were reviewed and pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Bank conducts banking transactions in the ordinary course of business with officers and directors of the Company and the Bank and their associates, affiliates, and family members.  While certain provisions of the Sarbanes-Oxley Act generally prohibit us from making personal loans to our executive officers and directors, it permits the Bank to make loans to our executive officers and directors so long as such loans are on non-preferential terms. The Bank makes loans to our executive officers, directors, and their family members that are made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features.

The Board of Directors has adopted written policies to comply with applicable regulatory requirements and restrictions, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders).

Transactions with related parties are subject to a written Related Person Transaction Policy. The Audit Committee reviews and approves all related party transactions between the Company and any related person, as defined by the SEC, on an ongoing basis and in accordance with the Company’s Related Person Transaction Policy. The Audit Committee discusses related party transactions with management and the Company’s independent registered public accounting firm regarding the business rational for the transactions and whether appropriate disclosures have been made.

Walter M. Deriso, III, the son of Walter M. “Sonny” Deriso, Jr., Chairman of the Company’s Board, has been employed by the Bank since its inception, and is currently a Senior Vice President. During the fiscal year ended December 31, 2019 Mr. Deriso, III was paid approximately $268,730 in aggregate compensation and received other benefits (approximately $21,864 in aggregate value), which is comparable to compensation and benefits received by employees having similar positions. During the first quarter of fiscal year ending December 31, 2020, Mr. Deriso, III has been paid approximately $128,466 and has received other benefits (approximately $7,073 in aggregate value), which is comparable to compensation and benefits received by employees having similar positions. The compensation of Mr. Deriso, III was established by the Bank in accordance with its employment and compensation practices applicable to employees holding comparable positions.

Other than the foregoing, since the beginning of our last fiscal year, there have been no transactions and there are no currently proposed transactions in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our executive officers and directors had or will have a direct or indirect material interest.

DELINQUENT SECTION 16(a) REPORTS

Section 16 of the Exchange Act requires the Company’s directors, certain officers, and beneficial owners of more than ten percent of the Common Stock to file reports with the SEC indicating their holdings of and transactions in the Company’s equity securities and to provide copies of such reports to the Company. Based solely on a review of such copies and written representations from the Company’s reporting persons, the Company believes that all Section 16 filing requirements were fulfilled on a timely basis except that (i) three timely filed Form 4s were subsequently amended to each report the exercise of options by Robert Bugbee, which were inadvertently omitted from the original Form 4s reporting the sale of such underlying shares; and (ii) one Form 4 reporting Mr. Bugbee’s receipt of equity awards was filed late.  Such omissions were due to administrative oversight.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

Under certain conditions, shareholders may request that we include a proposal or director nomination at a forthcoming meeting of our shareholders in the proxy materials of the Company for such meeting. Under SEC Rule 14a-8, any shareholder desiring to present a proposal to take action at the 2021 annual meeting of shareholders and include such proposal in our proxy materials must ensure that we receive the proposal, to be eligible for inclusion in our proxy statement, at our principal executive office, which is set forth under “Corporate Governance Matters—Company Address” by December 10, 2020. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In order for a shareholder proposal, including a nomination for election to the Board of Directors, to be submitted at the 2021 annual meeting of shareholders (but not included in our proxy statement) the proposal must be received by the Company’s Secretary at least 90 but not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Consequently, any shareholder proposal to be submitted at the 2021 annual meeting of shareholders (but not included in our proxy statement) will not be considered timely unless the notice required by our Bylaws is delivered to the Secretary not earlier than the close of business on January 21, 2021 and not later than the close of business on February 20, 2021.

The shareholder notice, with respect to all shareholder proposals, must comply in all respects with Section 2.5 of the Company’s Bylaws, which requires that such proposal be in writing and include (i) whether the shareholder, any such beneficial holder, or any nominee has any agreement, arrangement, or understanding with, or has received any financial assistance, funding, or other consideration from, any other person with respect to the investment by the shareholder or such beneficial holder in the Company or the shareholder’s nomination, and the details thereof, including the name of such other person (the shareholder, any beneficial holder on whose behalf the notice is being delivered, any nominees, and any persons with whom such agreement, arrangement, or understanding exists or from whom such assistance has been obtained are collectively referred to as “Interested Persons”), (ii) the name and address of all Interested Persons, (iii) a complete listing of the record and beneficial ownership positions of all equity securities and debt instruments of the Company or any of its subsidiaries held by all Interested Persons, (iv) whether and the extent to which any hedging, derivative, or other transaction is in place or has been entered into within the prior six (6) months by or for the benefit of any Interested Person, and if so, a summary of the material terms thereof, and (v) a representation that the shareholder is a holder of record of stock of the Company that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination. In addition, a shareholder notice with respect to a matter other than the nomination of directors must also contain (i) the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by the shareholders, and (ii) a brief written statement of the reasons why such shareholder favors the proposal.

In addition, a shareholder notice with respect to director nominations must also include (i) such information relating to each shareholder nominee that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act (or the corresponding provisions of any successor regulation), (ii) each nominee’s signed consent to serve as a director of the Company if elected, (iii) whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K (or the corresponding provisions of any successor regulation), and (iv) whether the shareholder is nominating such individual(s) at the request of a beneficial holder of shares. The Company may also require any proposed nominee to furnish such other information, including completion of the Company’s directors’ questionnaire, as it may reasonably require determining whether the nominee would be considered “independent” as a director or as a member of the audit committee of the Board of Directors under the various rules and standards applicable to the Company.

This section is subject to and qualified entirely by the requirements for shareholder proposals set forth in the Company’s Bylaws. A copy of the Company’s Bylaws is available upon written request by following the instructions under “Corporate Governance Matters—Company Address.”

It is presently anticipated that the Company’s 2021 annual meeting of shareholders will be held in May 2021. However, if the date of the 2021 annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from the one-year anniversary of the date of the 2020 Annual Meeting, the Company will, in a timely manner, provide public notice of the new date of the 2021 annual meeting of shareholders and the new dates by which shareholder proposals submitted pursuant to and outside of SEC Rule 14a-8 must be received by the Company.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

SEC rules permit registrants to send a single copy of their proxy materials to any household at which two or more shareholders reside if the registrant believes they are members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding, which may affect certain beneficial owners of Common Stock. If your family has multiple accounts by which you hold Common Stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy materials, or wish to revoke your decision to household, and thereby receive multiple copies of the proxy materials. Those options are available to you at any time.

ANNUAL REPORT

We filed an Annual Report on Form 10-K with the SEC on March 16, 2020.  We make available on our website, www.atlanticcapitalbank.com (by clicking the “Investor Relations” link, then “Financial Information,” then “Documents”), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Annual Report on Form 10-K also serves as the annual disclosure statement of the Bank pursuant to Part 350 of the rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”). The Form 10-K has not been reviewed or confirmed for accuracy or relevancy by the FDIC. Shareholders may also obtain a copy of these reports, without charge, upon request by following the instructions under “Corporate Governance Matters—Company Address.”

OTHER MATTERS

As to any other matter of business that may be brought before the Annual Meeting, a vote may be cast in the discretion of the proxy holders at the Annual Meeting.  The Board of Directors does not know of any such other business.

By order of the Board of Directors

Patrick T. Oakes
Secretary
Atlanta, Georgia
April 9, 2020

Atlantic Capital

VOTE

Your vote matters – here's how to vote!

Online
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

2020 Annual Meeting Proxy Card

1. Election of Directors:

01 - Walter M. Deriso, Jr.	02 - Shantella E. Cooper	03 - Henchy R. Enden
04 - James H. Graves	05 - Douglas J. Hertz	06 - Thomas M. Holder
07 - Lizanne Thomas	08 - Douglas L. Williams	09 - Marietta Edmunds Zakas

☐ Mark here to vote FOR all nominees

☐ Mark here to WITHHOLD vote from all nominees

☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07	08	09
☐	☐	☐	☐	☐	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

037R2

TE Atlantic Capital Your vote matters - here's how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by11:59pm,EDT,on May15,2019 Online Go to www.envisionreports.com/ACBIor scan the OR code - login details are located in the shaded bar below. Phone Call toll free 1·800·652-VOTE (8683) within the USA,US territories and Canada Save paper,time and money! Sign up for electronic delivery at www.envisionreports.com/ACBI r:Rl Us ng a n.mark your votes wtihan X cs shownin this e eample. Pl eoo not wnte outs10e tne Clesrqnateel areas. 2019 AnnualMeeting Proxy Card T If VOTING BY MAll.SIGN,DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVElOPE.T IJProposals -The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals Z. + 1. Eledion of Directors: 01· Walter M.Deriso,Jr. 04 • James H.Graves 07 • Lizanne Thomas 0 Mark h«e to vot liD!all nomlns 02 - Shantena E. cooper 05 • Douglas J.Hertz 08 • Douglas L. Williams 03 - Henchy R.Enden 06 • R. Charles Shufeldt 09 • Marietta Edmunds Zakas 0 Mark herto WITHHOLD votfrom an nomiOHs 05 D for AllEXCEPT To withhold a •ole for one or more nominees,mark the0 0102 03 04 06 07 08 09 DDDDDDDD box to theleft and the correspond10g numbered box(es) to the nght. 2R. atification of Ernst & Young LLP as our independent registered0 0 0 for A9ainst Abstain pubilc accountnig firm for the fiscal year ending December 31, 2019. IIAuthorized Si9natures -This section must be completed for your vote to count.Please date and si9n below. Please sign exaclyl as name(s) appears hereon.Joint owners should each sign.When signing as attorney,executor.adminsi trator,corporate officer,trustee,guardian,or custodian.please give fun title. Date (mm/dd/yyyy) -Please print date below. I _; ; 11 SignatureI -Please keep signature within the box. ----11 Signature 2 -Please keep signature within the box. ----• + 1 UP X 030108

2020 Annual Meeting of Atlantic Capital Bancshares, Inc. Shareholders

May 21, 2020, 10:00 a.m. EDT

To access the virtual meeting, you must have the information, which includes your unique control number, in the shaded bar located on the reverse side. The password for this meeting is — ACBI2020.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/ACBI

Small steps make an impact.

Revocable Proxy - Atlantic Capital Bancshares, Inc.

Notice of 2020 Annual Meeting of Shareholders

Proxy Solicited by the Board of Directors for Annual Meeting of Shareholders — May 21, 2020

PLEASE ACT PROMPTLY

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

2019 AnnualMeeting of Atlantic CapitalBancshares,Inc.Shareholders May 16,2019,10:00 a.m.EDT The Piedmont DrivinQ Club,1215 Piedmont Avenue N.E., Atlanta,GeorQia 30309 Important notice reQard nQ the Internet availability of proxy materai ls for the AnnualMeetinQ of Shareholders. The mater a is avaial ble at:www.envisionreports.com/ACBI T IF VOTING BY MAIL. SIGN,DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVElOPE.T Revocable Proxy - Atlantic CapitalBancshares,Inc. + Notice of 2019 AnnualMeeting of Shareholders Proxy Solicited by the Board of Directors for AnnualMeeting of Shareholders - May 16,2019 The undersigned shareholder hereby appoints Douglas L. Williams,Patrick T. Oakes and AnnetteF.Rollins,and each of them individually,attorneys and proxies for the undersigned with full power of substitution,to act with respect to and to vote all shares which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present,at the AnnualMeeting of Shareholders of Atlantic CapitalBancshares,Inc.,to be held on May 16,2019, at 10:00 a.m.local time,at The Piedmont Driving Club,1215 Piedmont Avenue N.E., Atlanta, Georgia 30309, and at any adjournments or postponements thereof,as directed on this proxy voting card with respect to the matters set forth on this proxy card,and with discretionary authority on all other matters that properly come before the meeting,all as more tully described in the Proxy Statement received by the undersigned shareholder. THIS PROXY CARD,WHEN PROPERLY EXECUTED,WLI L BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DRI ECTION IS MADE BUT THE CARDIS SIGNED,THSI PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL1,FOR PROPOSAL 2,AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE ACT PROMPTLY PLEASE COMPLETE,DATE, SIGN,AND MAIL THSI PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE IINon·Voti119 Items Change of Address - Please prni lnew address below. Comments-Please print your comments llelow. • + Small steps make an impact. Help the environment by consenting to receive electronic delivery,sign up at www.envisionreports.com/ACBI